KPMG (Registered)
Building No.10, 8th Floor, Tower-C
DLF Cyber City, Phase - II
Gurgaon - 122 002 (India)

Telephone: + 91 124 307 4000
Fax: + 91 124 254 9101
Internet: www.kpmg.com/in

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
SMC Global Securities Limited

We have audited the accompanying consolidated statement of financial position of SMC Global Securities Limited and subsidiaries ("the Company") as of March 31, 2016 and 2015, and the related consolidated statements of profit and loss and other comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended March 31, 2016. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2016 and 2015, and the results of their operations and their cash flows for each of the years in the two-year period ended March 31, 2016 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The accompanying consolidated financial statements as of and for the year ended March 31, 2016 have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the consolidated financial statements expressed in Indian rupees have been translated into dollars on the basis set forth in note 2 (c) of the notes to the consolidated financial statements.

KPMG

Gurgaon, India

10 August 2016

SMC GLOBAL SECURITIES LIMITED
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(All amounts in Indian rupees unless otherwise stated)

	Note	As at March 31, 2015	As at March 31, 2016	Convenience translation into US $ (Refer Note 2 (c)) 2016
Assets				
Cash and cash equivalents	18	247,649,930	238,832,270	3,605,015
Term deposits	19	2,351,810,606	2,368,146,925	35,745,614
Trading assets	20	1,826,044,681	3,661,609,694	55,269,580
Inventories	21	235,175,190	124,962,799	1,886,231
Trade and other receivables	22	2,776,757,913	2,516,534,027	37,985,419
Loans and advances to customers	23	1,195,292,315	2,795,377,938	42,194,385
Investment securities	24	342,431,489	362,834,452	5,476,747
Income tax assets		100,219,672	135,749,750	2,049,053
Property and equipment	25	198,076,575	196,748,052	2,969,782
Intangible assets	26	4,974,986	9,622,091	145,239
Deferred tax assets	16	241,813,813	250,762,904	3,785,100
Other assets	27	692,593,938	585,351,414	8,835,493
Total assets		**10,212,841,108**	**13,246,532,316**	**199,947,658**
Liabilities				
Loans and borrowings	28	799,621,899	1,819,723,296	27,467,521
Trading liabilities	20	303,313,553	272,285,111	4,109,964
Trade and other payables	29	3,626,343,727	5,351,148,108	80,772,047
Income tax liabilites		35,259,100	31,434,342	474,481
Employee benefits	30	99,541,124	118,671,876	1,791,274
Other liabilities	31	102,415,292	103,299,191	1,559,233
Total liabilities		**4,966,494,695**	**7,696,561,924**	**116,174,520**
Equity				
Share capital	32	226,268,900	226,268,900	3,415,380
Share premium	32	3,548,993,510	3,548,993,510	53,569,713
Foreign currency translation reserve		(14,625,001)	(15,524,315)	(234,329)
Retained earnings		1,478,315,807	1,781,217,213	26,886,297
Total equity attributable to the equity holders of the Company		**5,238,953,216**	**5,540,955,308**	**83,637,061**
Non-controlling interest		7,393,197	9,015,084	136,077
Total liabilities and equity		**10,212,841,108**	**13,246,532,316**	**199,947,658**

For and on behalf of the Board

S.C. Aggarwal
Chairman &
Managing Director

Mahesh C. Gupta
Vice-Chairman &
Managing Director

Place: New Delhi
Date: 10th August, 2016

Vinod Kumar Jamar
Chief Financial Officer

Suman Kumar
Company Secretary

SMC GLOBAL SECURITIES LIMITED
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
(All amounts in Indian rupees unless otherwise stated)

	Note	For the year ended March 31, 2015	For the year ended March 31, 2016	Convenience translation into US $ (Refer Note 2(c)) 2016
Fee and commission income	6	2,065,652,113	2,306,121,619	34,809,383
Net trading income	7	1,465,108,474	1,255,085,378	18,944,685
Net income from other financial instruments at fair value through profit or loss	8	61,386,639	(7,455,845)	(112,541)
Interest income	9	341,051,445	454,258,496	6,856,732
Interest expense	9	(128,553,535)	(175,562,079)	(2,649,994)
Net interest income		**212,497,910**	**278,696,417**	**4,206,738**
Other operating income	10	136,334,256	169,584,411	2,559,765
Total revenue		**3,940,979,392**	**4,002,031,980**	**60,408,030**
Other income	11	55,187,821	48,222,011	727,879
Service cost	12	1,528,026,117	1,561,034,966	23,562,792
Personnel expenses	13	927,761,339	1,134,130,318	17,118,947
Other expenses	14	701,191,918	752,420,233	11,357,287
Depreciation and amortization	15	57,057,740	51,527,382	777,772
Profit before tax		**782,130,099**	**551,141,092**	**8,319,111**
Income tax expense	16	232,020,226	169,114,423	2,552,671
Profit for the year		**550,109,873**	**382,026,669**	**5,766,440**
Other comprehensive income, net of income tax				
Items that are or may be reclassified subsequently to profit or loss				
Foreign currency translation differences for foreign operations		(1,045,822)	(899,314)	(13,575)
Items that will never be reclassified subsequently to profit or loss				
Remeasurement of defined benefit (asset) obligation		(6,808,388)	4,046,031	61,072
Other comprehensive income for the year, net of income tax		**(7,854,210)**	**3,146,717**	**47,497**
Total comprehensive income for the year		**542,255,663**	**385,173,386**	**5,813,937**

SMC GLOBAL SECURITIES LIMITED
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
(All amounts in Indian rupees unless otherwise stated)

	Note	For the year ended March 31, 2015	For the year ended March 31, 2016	Convenience translation into US $ (Refer Note 2(c)) 2016
Profit attributable to:				
Owners of the Company		548,540,587	380,429,150	5,742,327
Non-controlling interest		1,569,286	1,597,519	24,113
Profit for the year		**550,109,873**	**382,026,669**	**5,766,440**
Total comprehensive income attributable to:				
Owners of the Company		540,707,642	383,551,499	5,789,457
Non-controlling interest		1,548,021	1,621,887	24,480
Total comprehensive income for the year		**542,255,663**	**385,173,386**	**5,813,937**
Earning per share	17			
Basic		4.85	3.36	0.05
Diluted		4.85	3.36	0.05

For and on behalf of the Board

S.C. Aggarwal
Chairman &
Managing Director

Mahesh C. Gupta
Vice-Chairman &
Managing Director

Place: New Delhi
Date: 10th August, 2016

Vinod Kumar Jamar
Chief Financial Officer

Suman Kumar
Company Secretary

SMC GLOBAL SECURITIES LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

(All amounts in Indian rupees unless otherwise stated)

		For the year ended March 31,		Convenience translation into US $ (Refer Note 2(c))
	Note	**2015**	**2016**	**2016**
Cash flows from operating activities				
Profit for the year		550,109,873	382,026,669	5,766,440
Adjustments for :				
- Depreciation	15	56,318,701	50,819,622	767,089
- Amortization	15	739,039	707,760	10,683
- Net (income)/loss from other financial instruments at fair value through profit or loss	8	(57,210,355)	15,573,714	235,075
- Dividend earned	7 , 8	(47,763,064)	(19,252,031)	(290,597)
- Loss/(Profit) on sale of fixed assets	14	77,681	(2,821,628)	(42,591)
- Provision for impairment charge on receivables from clients	14	29,856,742	17,527,734	264,570
- Provision for impairment charge on loans and advances to customers	14	5,161,987	7,944,247	119,913
- Provision for impairment charge on doubtful advances to vendor	14	2,997,321	-	-
- Effect of movement in foreign exchange		49,017	(1,282,324)	(19,356)
- Net Interest income	9	(212,497,910)	(278,696,417)	(4,206,738)
- Tax Expense	16	232,020,226	169,114,423	2,552,671
		559,859,258	**341,661,769**	**5,157,159**
Changes in :				
Term deposit		(194,724,264)	(14,091,059)	(212,695)
Trading assets		228,076,670	(1,835,234,672)	(27,701,655)
Inventory		(42,652,485)	110,212,391	1,663,583
Trade and other receivables		(420,611,148)	273,588,571	4,129,639
Loans and advances to customers		(746,812,920)	(1,608,029,870)	(24,272,150)
Other assets		344,407,345	162,618,256	2,454,615
Trading liabilities		145,613,379	(31,542,469)	(476,113)
Trade and other payables		56,929,198	1,704,161,013	25,723,185
Employee benefits		6,143,248	24,052,720	363,060
Other liabilities		40,312,798	(1,226,579)	(18,514)
		(23,458,921)	**(873,829,929)**	**(13,189,886)**
Dividend received on trading assets		43,581,980	11,088,162	167,368
Interest received		313,598,400	399,692,167	6,033,089
Interest paid		(128,553,535)	(173,451,601)	(2,618,137)
Income tax paid		(196,898,733)	(218,754,219)	(3,301,950)
Net cash flows from/(used in) operating activities		**8,269,191**	**(855,255,420)**	**(12,909,516)**

SMC GLOBAL SECURITIES LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS
(All amounts in Indian rupees unless otherwise stated)

	Note	For the year ended March 31, 2015	For the year ended March 31, 2016	Convenience translation into US $ (Refer Note 2(c)) 2016
Cash flows from investing activities				
Acquisition of property and equipment		(79,764,356)	(52,532,429)	(792,942)
Proceeds from the sale of property and equipment		4,383,240	6,531,539	98,589
Acquisition of intangible assets		(792,565)	(5,825,064)	(87,925)
Acquisition of investment securities		(642,262,707)	(1,147,042,264)	(17,313,845)
Proceeds of investment securities		606,499,708	1,111,065,587	16,770,801
Dividend received on investment securities		4,157,230	8,115,055	122,491
Net cash used in investing activities		**(107,779,450)**	**(79,687,576)**	**(1,202,831)**
Cash flows from financing activities				
Proceeds from secured vehicle loan		10,114,000	8,400,000	126,792
Repayment of secured vehicle loan		(3,097,189)	(4,997,473)	(75,434)
Proceeds from secured overdraft (net)		259,721,846	739,615,858	11,164,013
Proceeds from unsecured loan (net)		80,963,471	259,859,268	3,922,404
Dividend paid and tax thereon		(64,478,402)	(81,549,407)	(1,230,934)
Net cash flows from financing activities		**283,223,726**	**921,328,246**	**13,906,841**
Net (decrease)/increase in cash and cash equivalents		**183,713,467**	**(13,614,750)**	**(205,506)**
Cash and cash equivalent at the beginning of the year		62,142,643	247,649,930	3,738,112
Effect of exchange rate fluctuations on cash and cash equivalents held		1,793,820	4,797,090	72,409
Cash and cash equivalent at the end of the year	18	**247,649,930**	**238,832,270**	**3,605,015**

For and on behalf of the Board

S.C. Aggarwal
Chairman & Managing Director

Mahesh C. Gupta
Vice-Chairman & Managing Director

Place: New Delhi
Date: 10th August, 2016

Vinod Kumar Jamar
Chief Financial Officer

Suman Kumar
Company Secretary

SMC GLOBAL SECURITIES LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(All amounts in Indian rupees unless otherwise stated)

Attributable to owners of the Company

	Share capital	Share premium	Foreign currency Translation reserve	Retained earnings	Total	Non controlling Interest	Total equity
Balance at April 1, 2014	**226,268,900**	**3,548,993,510**	**(13,579,179)**	**1,001,040,745**	**4,762,723,976**	**5,845,176**	**4,768,569,152**
Total comprehensive income for the year							
Profit for the year	-	-	-	548,540,587	**548,540,587**	1,569,286	**550,109,873**
Other comprehensive income, net of income tax	-	-	-	**548,540,587**	**548,540,587**	**1,569,286**	**550,109,873**
Foreign currency translation differences	-	-	(1,045,822)	-	**(1,045,822)**	-	**(1,045,822)**
Remeasurement of defined benefit (asset) obligation	-	-	-	(6,787,123)	**(6,787,123)**	(21,265)	**(6,808,388)**
Total comprehensive income for the year	-	-	**(1,045,822)**	**(6,787,123)**	**(7,832,945)**	**(21,265)**	**(7,854,210)**
Transactions with owners, recorded directly in equity							
Contributions by and (distributions) to owners							
Dividends to owners(including dividend distribution tax)	-	-	-	(64,478,402)	**(64,478,402)**	-	**(64,478,402)**
Total contributions by and (distributions) to owners	-	-	-	**(64,478,402)**	**(64,478,402)**	-	**(64,478,402)**
Balance at March 31, 2015	**226,268,900**	**3,548,993,510**	**(14,625,001)**	**1,478,315,807**	**5,238,953,216**	**7,393,197**	**5,246,346,413**
Balance at April 1, 2015	**226,268,900**	**3,548,993,510**	**(14,625,001)**	**1,478,315,807**	**5,238,953,216**	**7,393,197**	**5,246,346,413**
Total comprehensive income for the year							
Profit for the year	-	-	-	380,429,150	**380,429,150**	1,597,519	**382,026,669**
Other comprehensive income, net of income tax	-	-	-	**380,429,150**	**380,429,150**	**1,597,519**	**382,026,669**
Foreign currency translation differences	-	-	(899,314)	-	**(899,314)**	-	**(899,314)**
Remeasurement of defined benefit (asset) obligation	-	-	-	4,021,663	**4,021,663**	24,368	**4,046,031**
Total comprehensive income for the year	-	-	**(899,314)**	**4,021,663**	**3,122,349**	**24,368**	**3,146,717**
Transactions with owners, recorded directly in equity							
Contributions by and (distributions) to owners							
Dividends to owners(including dividend distribution tax)	-	-	-	(81,549,407)	**(81,549,407)**	-	**(81,549,407)**
Total contributions by and (distributions) to owners	-	-	-	**(81,549,407)**	**(81,549,407)**	-	**(81,549,407)**
Balance at March 31, 2016	**226,268,900**	**3,548,993,510**	**(15,524,315)**	**1,781,217,213**	**5,540,955,308**	**9,015,084**	**5,549,970,392**
Convenience translation into US $ (Refer Note 2(c))	**3,415,380**	**53,569,713**	**(234,329)**	**26,886,297**	**83,637,061**	**136,077**	**83,773,138**

1. Reporting entity

SMC Global Securities Limited (the "Parent Company") together with its subsidiaries (collectively, "the Company" or the "Group") offers its customers a wide range of services across its different business segments. The Parent Company's shares are listed on the Delhi Stock Exchange, Ahmadabad Stock Exchange and Calcutta Stock Exchange in India.

The group provides the following range of services as mentioned below:

Trading and distribution services includes brokerage services (in equity, derivatives, commodity and currency segments on various stock exchanges in India), clearing services, depository participant services, insurance broking services and distribution of financial products such as mutual funds and initial public offerings financing.

The Group also engages in proprietary transactions in equity securities, commodities, currencies and derivatives. Such arbitrage trading activities are entered primarily to capitalize on the pricing inefficiencies in equities, commodities and currencies markets. These trades are executed in identical or similar financial instruments, on different markets or in different but analogous forms, such that the positions are always hedged.

Financing business services offers a variety of loan products such as capital market loans and real estate loans primarily to individuals, affiliated entities and commercial clients.

Advisory services comprises portfolio and wealth management, mortgage and loan advisory, real estate advisory and investment banking services which advises a middle class to high net worth individuals.

The parent company is a limited liability Company incorporated in the year 1994 and domiciled in India. The registered address of the Company is 11/6B, Shanti Chamber, Pusa Road, Delhi-110005.

2. Basis of preparation

(a) Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ('IFRS') as issued by the International Accounting Standards Board ("IASB").

(b) Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis, except for the following material items in the consolidated statement of financial position:

- Trading assets and trading liabilities (including derivatives), inventories and investment securities are measured at fair value.

(c) Functional and presentation currency

These consolidated financial statements are presented in INR, which is the Company's and its subsidiaries functional currency, other than SMC Comex International, DMCC, a subsidiary of the Company in United Arab Emirates and SMC Global USA Inc, a subsidiary of the Company in United States of America. The functional currency of SMC Comex International, DMCC and SMC Global USA Inc is U.S dollars. Assets and liabilities of SMC Comex International, DMCC and SMC Global USA Inc are translated at year-end rates of exchange, and income statement accounts are translated at average rates of exchange for the year. Gains or losses resulting from such transactions are recognised in "Other comprehensive income" and shown in the Statement of changes in equity as "Foreign currency translation reserve".

The accompanying consolidated financial statements are presented in Indian rupees, the national currency of India. Solely for the convenience of the readers, the financial statements as of and for the year ended March 31, 2016 have been translated into United States dollars which are based on the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board at March 31, 2016. The Federal Reserve Bank of New York certifies this rate for customs purposes in a weekly version of the H.10 release. The exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board as at March 31, 2016 was INR 66.25 per US$1. No representation is made that the Indian rupee amounts have been, could have been or could be converted into United States dollars at such a rate or any other rate.

(d) Use of estimates and judgments

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

A) Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are included in the following notes:

Note 3(S) and 30	Measurement of defined benefit obligation, liability for long-service leave; key actuarial assumptions;
Note 3(F) and 16	Recognition of deferred tax assets; availability of future taxable profit against which carry-forward losses can be used;
Note 3(G) and 14	Impairment of trade receivable and loan and advance to customers

Measurement of defined benefit obligation, liability for long-service leave; key actuarial assumptions:

The projected benefit obligation and expense related to the Group's pension and non-pension post-retirement benefit plans are determined using multiple assumptions that may significantly influence the value of these amounts. Actuarial assumptions including discount rates, compensation increases, attrition rates and mortality rates are management's best estimates and are reviewed annually with the Group's actuaries. The Group develops each assumption using relevant historical experience of the Group in conjunction with market related data and considers if the market-related data indicates there is any prolonged or significant impact on the assumptions. The discount rate used to measure plan obligations is based

on long-term high quality government bond yields. The other assumptions are also long-term estimates. All assumptions are subject to a degree of uncertainty. Differences between actual experiences and the assumptions, as well as changes in the assumptions resulting from changes in future expectations, result in actuarial gains and losses which are recognized in other comprehensive income during the year and also impact expenses in future periods.

Recognition of deferred tax assets, availability of future taxable profit against which carry-forward losses can be used:

Deferred tax is recorded on temporary differences between the tax bases of assets and liabilities and their carrying amounts, at the rates that have been enacted or substantively enacted. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable profits during the periods in which those temporary differences and tax loss carry-forwards become deductible. The Group considers the expected reversal of deferred tax assets and projected future taxable income in making this assessment. The amount of the deferred income tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry-forward period are reduced.

Impairment of trade receivable and loan and advance to customers:

The Group estimates the uncollectability of trade receivables and loans and advances to customers by analyzing historical payment patterns, customer concentrations, customer credit-worthiness and current economic trends. If the financial condition of a customer deteriorates, additional allowances may be required.

B) Information about significant areas of judgment in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are described as follows:

Principal and agent relationship:

The Group determines that when other parties are involved in providing goods or services to an Group's customer, whether its performance obligation is to provide the goods or services itself (i.e., the Group is a principal) or to arrange for another party to provide the good or service (i.e., the Group is an agent). The Group is a principal if it controls a promised good or service before it transfers the good or service to a customer. However, the Group is not necessarily acting as a principal if it obtains legal title only momentarily before the good or service is transferred to a customer.

The determination of whether the Group is acting as a principal or an agent affects the amount of revenue the entity recognizes.

When the Group is the principal in the arrangement, revenue to be recognized is based on the gross amount to which the entity expects to be entitled.

When the entity is the agent, the revenue to be recognized is the net amount to which the entity is entitled to retain in return for its services as the agent.

The Company acts in its principal capacity on its for trading activity undertaken on its own account, whereas it is an agent for all trading positions taken by its clients.

3. Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements and have been applied consistently by Group entities.

(A) Basis of consolidation

i. Subsidiaries

The Group consolidates entities which it controls. Control exists when the parent has power over the entity, is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns by using its power over the entity. Power is demonstrated through existing rights that give the ability to direct relevant activities, those which significantly affect the entity's returns.

The financial statements of subsidiaries are included in the consolidated financial statements using the acquisition method of accounting from the date that control commences until the date that control ceases.

ii. Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated in preparing the Consolidated Financial Statements. Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

iii. Non-controlling interests

Acquisitions of non-controlling interests are accounted for as transactions with equity holders in their capacity as equity holders; therefore no goodwill is recognized as a result of such transactions.

(B) Foreign currency transaction

Transactions in foreign currencies are translated into the respective functional currency of Group entities at the spot exchange rates at the date of the transactions.

Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated into the functional currency at the spot exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between the amortised cost in the functional currency at the beginning of the year, adjusted for effective interest and payments during the year, and the amortised cost in the foreign currency translated at the spot exchange rate at the end of the year.

Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the spot exchange rate at the date on which the fair value is determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction.

Foreign currency differences arising on translation are recognised in profit or loss.

(C) Revenue

i. Fees and commission income

Fees and commission income comprises brokerage commission, fees on distribution of financial products, management and advisory services and depository service fee.

Brokerage commission is earned on equity, derivative (equity and currency), commodity, real estate and insurance broking business of the Group.

Brokerage commission earned on equity, derivative (equity and currency) and commodity transactions are recognised as per contracted rates on execution of transactions on behalf of the customers on the trade date.

Insurance agency income on first year premium of insurance policies is recognised, when an insurance policy sold by the Group is accepted by the principal insurance company net of an allowance for estimated policy cancellations. Renewal commission on policies is accounted for on receipt of renewal premium by the principle insurance company.

Income from distribution of financial product, management and advisory services and depository services are recognized on accrual basis in accordance with the terms of the respective agreements entered into between the Group and the counter party when such services have been provided , the amount of revenue to be accrued can be reliably measured, and it is probable that the economic benefits associated with the transaction will flow to the entity.

ii. Net trading income

Net trading income comprises of gains less losses related to trading assets (including inventories) and liabilities and includes all realized and unrealized fair value changes, interest, dividend and foreign exchange differences.

iii. Net income from other financial instruments at fair value through profit or loss

Net income from other financial instruments at fair value through profit or loss relates to financial assets and financial liabilities designated at fair value through profit or loss. It includes all realised and unrealised fair value changes, interest, dividends and foreign exchange differences.

iv. Other operating income

Other operating income comprises of charges collected by the Company on delayed payments done by brokerage customers on delay in fulfillment of contractually agreed payment terms and is recognized on accrual basis.

v. Dividend Income

Dividend income is recognised when the right to receive income is established. Usually, this is the ex-dividend date for quoted equity securities. Dividends are presented in net trading income and net income from other financial instruments at fair value through profit or loss, based on the underlying classification of the equity investment.

(D) Interest income and interest expense

Interest income and expense are recognized in profit or loss using the effective interest method. The 'effective interest rate' is the rate that discounts the estimated future cash payments and receipts through the expected life of the financial asset or financial liability (or, where appropriate, a shorter period) to the carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Group estimates future cash flows considering all contractual terms of the financial instrument, but not future credit losses. The calculation of the effective interest rate includes transaction costs and fees that are an integral part of the effective interest rate. Transaction costs include incremental costs that are directly attributable to the acquisition or issue of a financial asset or financial liability.

Interest income presented in the statement of profit or loss includes:

- Interest income on term deposits and loans and advances to customers. Interest income on delinquent customers, if any, is recognized only when it is reasonably assured.

Interest expense presented in the statement of profit or loss includes:

- Interest expense on bank overdraft and other borrowings, interest paid to clients on margin balances and other finance charges.

Interest income and expense on all trading assets and liabilities are considered to be incidental to the Group's trading operations and are presented together with all other changes in the fair value of trading assets and liabilities in net trading income.

(E) Lease Payments

Accounting for Operating Lease

Payments made under operating leases are recognized in profit or loss on a straight-line basis over the term of the lease.

(F) Income tax expense

Income tax expense comprises current and deferred taxes. Current and deferred tax expense is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or OCI, in which case it is recognized in equity or in OCI (loss).

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences.

The initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries to the extent that it is probable that they will not reverse in the foreseeable future.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and

liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity.

A deferred tax asset is recognized for unused tax losses and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

In determining the amount of current and deferred tax, the group takes into account the impact of uncertain tax positions and whether additional taxes and interest may be due. This assessment relies on estimates and assumptions and may involve a series of judgment about future events. New information may become available that causes the Company to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact tax expense in the period that such a determination is made.

(G) Financial assets and financial liabilities

i. Recognition

The Group initially recognizes loans and advances and deposits on the date on which such money is disbursed or received. All other financial instruments are recognized on the trade date, which is the date on which the Group becomes a party to the contractual provisions of the instrument.

A financial asset or financial liability is measured initially at fair value plus, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issue.

ii. Classification

Financial assets

The Group classifies its financial assets into one of the following categories:

- Loans and receivables;
- Available -for- sale; and
- At fair value through profit or loss, and within this category as:
  - held for trading; or
  - designated at fair value through profit or loss.

Financial liabilities

The Group classifies its financial liabilities as measured at amortised cost or fair value through profit or loss.

iii. De-recognition

Financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

On derecognition of a financial asset, the difference between the carrying amount of the asset (or the carrying amount allocated to the portion of the asset derecognized) and the sum of (i) the consideration received (including any new asset obtained less any new liability assumed) and (ii) any cumulative gain or loss that had been recognized in OCI is recognized in profit or loss. Any interest in transferred financial assets that qualify for derecognition that is created or retained by the Group is recognized as a separate asset or liability.

Financial liabilities

The Group derecognises a financial liability when its contractual obligations are discharged or cancelled, or expire.

iv. Offsetting

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legally enforceable right to set off the amounts and it intends either to settle them on a net basis or to realise the asset and settle the liability simultaneously. There has been no offset between financial assets and financial liabilities during the year under reporting.

Income and expenses are also presented on a net basis only when required under IFRS where the group is not considered a principal in a transaction.

Income or expenses are also presented on a net basis for gain & losses arising from a group of similar transaction such as in the group's trading activity.

v. Amortized cost measurement

The amortized cost of a financial asset or liability is the amount at which the financial asset or liability is measured at initial recognition, minus principal repayments, plus interest accrued at the effective interest rate, minus any reduction for impairment.

vi. Fair value measurement

'Fair value' is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Group has access at that date. The fair value of a liability reflects its non-performance risk.

When available, the Group measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as active if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Group uses valuation techniques that maximise the use of relevant observable inputs and minimise the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument at initial recognition is normally the transaction price i.e. the fair value of the consideration given or received. If the Group determines that the fair value at initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique that uses only data from observable markets, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value at initial recognition and the transaction price. Subsequently, that difference is recognized in profit or loss

on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

The Group recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period during which the change has occurred.

vii. Identification and measurement of impairment

At each reporting date, the Group assesses whether there is objective evidence that financial assets not carried at fair value through profit or loss are impaired. A financial asset or a group of financial assets is impaired when objective evidence demonstrates that a loss event has occurred after the initial recognition of the asset, and that the loss event has an impact on the future cash flows of the asset that can be estimated reliably.

Objective evidence that financial assets (including investment securities) are impaired can include:

- significant financial difficulty of the borrower or issuer,
- default or delinquency by a borrower,
- the restructuring of a loan or receivable by the Group on terms that the Group would not otherwise consider,
- indications that a borrower or issuer will enter bankruptcy,
- the disappearance of an active market for a security, or
- other observable data relating to a group of assets such as adverse changes in the payment status of borrowers or issuers in the group, or economic conditions that correlate with defaults in the group.

The Group considers evidence of impairment for loans and receivables at both a specific asset and a collective level. All individually significant loans and receivables are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Loans and receivables that are not individually significant are collectively assessed for impairment by grouping together loans and receivables with similar risk characteristics.

In assessing collective impairment, the Group uses historical trends of the probability of default, the timing of recoveries and the amount of loss incurred, and makes an adjustment if current economic and credit conditions are such that the actual losses are likely to be greater or lesser than is suggested by historical trends. Default rates, loss rates and the expected timing of future recoveries are regularly benchmarked against actual outcomes to ensure that they remain appropriate.

Impairment losses on assets carried at amortized cost are measured as the difference between the carrying amount of the financial asset and the present value of estimated future cash flows discounted at the asset's original effective interest rate.

Impairment losses are recognized in profit or loss and reflected in an allowance account against loans and receivables. Interest on the impaired assets continues to be recognized through the unwinding of the discount. If an event occurring after the impairment was recognized causes the amount of impairment loss to decrease, then the decrease in impairment loss is reversed through profit or loss.

Impairment losses on available-for-sale investment securities (unquoted equity securities) are recognized by reclassifying the losses accumulated in the fair value reserve in equity to profit or loss. The cumulative loss that is reclassified from equity to profit or loss is the difference between the acquisition cost, net of any principal repayment and amortization, and the current fair value, less any impairment loss previously recognized in profit or

loss. Any subsequent recovery in the fair value of an impaired available-for-sale equity security is always recognized in OCI.

The Group writes off certain loans and receivables and investment securities when they are determined to be uncollectable.

viii. Designation at fair value through profit or loss

The Group has designated financial assets and liabilities at fair value through profit or loss when the assets or liabilities are managed, evaluated and reported internally on a fair value basis. Fair value changes pertaining to these financial assets and liabilities are classified under Net income from other financial instrument at Fair value through profit or loss.

(H) Derivative financial instrument

The fair values of derivative instruments are based on the active market prices of the instrument. Fair values reflect the credit risk of the instrument and include adjustments to take account of the credit risk of the Company and counterparty, when appropriate.

(I) Cash and cash equivalents

a) Cash and Bank balances

Cash and cash equivalents comprise cash balances and highly liquid financial assets with original maturities of less than three months, which are subject to insignificant risk of changes in their fair value, and are used by the group in the management of its short-term commitments.

b) Bank overdraft

Bank overdrafts that are repayable on demand and form an integral part of the group's cash management are included as a component of "cash and cash equivalents" for the purpose of the consolidated statement of cash flows.

Bank overdrafts primarily used for financing the activities of the Group are included as a component of Short term borrowings in the consolidated financial statement and disclosed as a component of "Cash flows from financing activities" for the purpose of the consolidated statement of cash flows.

(J) Term deposit

Term deposits comprise deposits with banks which have original maturities of more than three months. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, term deposits are measured at amortized cost using the effective interest method, less any impairment losses. Accrued interest on term deposit at year end is shown under "Other assets".

(K) Trading assets and liabilities

Trading assets and liabilities are those assets and liabilities that the group acquires or incurs principally for the purpose of selling or repurchasing in the near term, or holds as part of a portfolio that is managed together for short-term profit or position taking.

Trading assets and liabilities are initially recognized and subsequently measured at fair value in the consolidated statement of financial position, with transaction costs recognized in profit or loss. All changes in fair value are recognized as part of net trading income in profit or loss.

(L) Loans and advances to customers

Loans and advances are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and that the Group does not intend to sell immediately or in the near term.

Loans and advances to corporate and retail customers are classified as loans and receivables. These loans and advances are initially measured at fair value plus incremental direct transaction costs, and subsequently measured at their amortized cost using the effective interest method.

(M) Investment securities

Investment securities are initially measured at fair value plus, in the case of investment securities not at fair value through profit or loss, incremental direct transaction costs, and subsequently accounted for depending on their classification as either fair value through profit or loss or available-for-sale.

(i) Available-for-sale

Available-for-sale investments' are non-derivative investments that are designated as available-for-sale or are not classified as another category of financial assets. Available-for-sale investments comprise unquoted equity securities. Unquoted equity securities whose fair value cannot be measured reliably are carried at cost, net of impairment. All other available-for-sale investments are measured at fair value after initial recognition.

Impairment losses are recognized in profit or loss. Other fair value changes, other than impairment losses are recognized in OCI and presented in the fair value reserve within equity. When the investment is sold, the gain or loss accumulated in equity is reclassified to profit or loss.

A non-derivative financial asset may be reclassified from the available-for-sale category to the loans and receivables category if it would otherwise have met the definition of loans and receivables and if the Group has the intention and ability to hold that financial asset for the foreseeable future or until maturity.

(ii) Fair value through profit or loss

The Group designates some investment securities (equity, debt securities and mutual funds) at fair value, with fair value changes recognized immediately in profit or loss.

(N) Trade and other receivables

Trade and other receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, trade and other receivables are measured at amortized cost using the effective interest method, less any impairment losses. It includes:

(i) Client and proprietary trading transactions

Client transactions are entered into on either a cash or margin basis. In margin transactions, the Group extends credit to clients for the purchase of securities, using the securities purchased and / or other securities in the clients' accounts as collateral for the security transactions. Receivable from clients/exchange are due on the settlement date, but accounted for on trade date basis.

(ii) Other receivables

Other receivables are initially recognized at fair value which primarily represents original invoice amount less any impairment loss or an allowance for any uncollectible amounts. Provision is made when there is objective evidence that the Group may not be able to collect the other receivables. Balances are written off when recoverability is assessed as being remote.

(O) Non-derivative financial liabilities

The Group recognizes financial liabilities initially on the trade date at which the Group becomes a party to the contractual provisions of the instrument. The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

The Group has non-derivative financial liabilities such as loans and borrowing, trade and other payables and other liabilities. Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortized cost using the effective interest method.

Payable to clients/exchanges are due on settlement date but accounted for on trade date basis.

(P) Inventories

Inventories comprises of commodities purchased in the active market measured at fair value.

(Q) Share capital

Ordinary shares

The Company only has one class of shares classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity.

(R) Earning per share (EPS)

The Group presents basic and diluted EPS data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss that is attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss that is attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares.

There are no dilutive potential ordinary shares outstanding as of and during the year ended March 31, 2015 and March 31, 2016.

(S) Employee Benefits

i. Defined contribution plans

Obligations for contributions to defined contribution plans (provident fund and employees state insurance) are recognized as a personnel expense in profit or loss in the periods during which services are rendered by employees.

ii. Defined benefit plans

A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. The Group's gratuity scheme is a defined benefit plan and it is in accordance with Gratuity Act, 1972. As per the plan , employee is entitled to get 15 days of basic salary for each completed year of service with a condition of minimum tenure of 5 years subject to a maximum amount of INR 1,000,000.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for the Group, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Group determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then-net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in personnel expenses in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognised immediately in profit or loss.

iii. Short-term employee benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognised for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

iv. Other long-term employee benefits

Liability for long service leave

The Group's net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods. That benefit is discounted to determine its present value. Remeasurements are recognised in profit or loss in the period in which they arise.

v. Termination benefits

Termination benefits are expensed at the earlier of when the Group can no longer withdraw the offer of those benefits and when the Group recognises costs for a restructuring. If benefits are not expected to be wholly settled within 12 months of the reporting date, then they are discounted.

(T) Provisions and contingent liabilities

A provision is recognized if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assumptions of the time value of money and the risks specific to the liability. The unwinding of discount is recognized as finance cost.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

Contingent liabilities are possible obligations that arise from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events not wholly within the control of the Group. Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote.

(U) Property and equipment

i. Recognition and measurement

Items of property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditures that are directly attributable to the acquisition of the asset.

When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

The gain or loss on disposal of an item of property and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment, and are recognized net within other income in profit or loss.

ii. Subsequent costs

Subsequent expenditure is capitalized only when it is probable that the future economic benefits of the expenditure will flow to the Group. Ongoing repairs and maintenance are expensed as incurred.

iii. Depreciation

Depreciation is calculated over the depreciable amount, which is the cost of an asset or other amount substituted for cost, less its residual value.

Depreciation is recognized in profit or loss on a straight-line basis over the estimated useful lives of each part of an item of property and equipment.

The estimated useful lives for depreciable property and equipment are as follows:

• Office building	50 years
• Office equipment	5 years
• Furniture and fixtures	5 years
• Computer hardware	3 years
• Vehicles	5 years
• Communication devices	10 years

Leasehold improvements are depreciated over the lease term or useful lives, whichever is shorter.

Depreciation methods, useful lives and residual values are reviewed at each financial year end and adjusted if appropriate.

(V) Intangible assets

Software

Software acquired by the group is stated at cost less accumulated amortization and accumulated impairment losses. Subsequent expenditure on software assets is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure is expensed as incurred.

Amortization is recognized in profit or loss on a straight-line basis over the estimated useful life of the software, from the date that it is available for use. The estimated useful life of software is three years.

Amortization methods, useful lives and residual values are reviewed at each financial year-end and adjusted if appropriate.

(All amounts in Indian rupees unless otherwise stated)

(W) Impairment of non-financial assets

The carrying amounts of the Group's non-financial assets, primarily property and equipment and software are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset's recoverable amount is estimated. An impairment loss is recognized if the carrying amount of an asset or cash generating unit (CGU) exceeds its recoverable amount.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assumptions of the time value of money and the risks specific to the asset or CGU. For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs.

Impairment losses are recognized in profit or loss. An impairment loss is reversed only to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

(X) Segment reporting

In accordance with IFRS 8 — *Operating Segments*, the operating segments used to present segment information are identified on the basis of internal reports used by the Group's management to allocate resources to the segments and assess their performance. An operating segment is a component of the Group that engages in business activities from which it earns revenues and incurs expenses, including revenues and expenses that relate to transactions with any of the Group's other components. Results of the operating segments are reviewed regularly by the Chief Operating Decision Makers (CODM), to make decisions about resources to be allocated to the segment and assess its performance and for which discrete financial information is available.

The Group has three reportable segments - Trading and Distribution, Advisory Services and Financing services.

(Y) New standards and interpretation not yet adopted

IFRS 9 Financial Instruments: IFRS 9, published in July 2014, replaces the existing guidance in IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 includes revised guidance on the classification and measurement of financial instruments, a new expected credit loss model for calculating impairment on financial assets, and new general hedge accounting requirements. It also carries forward the guidance on recognition and derecognition of financial instruments from IAS 39.

IFRS 9 is effective for annual reporting periods beginning on or after 1 January 2018, with early adoption permitted.

The Group is assessing the potential impact on its consolidated financial statements resulting from the application of IFRS 9.

IFRS 15 Revenue from Contracts with Customers: IFRS 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognized. It replaces existing revenue recognition guidance, including IAS 18 Revenue, IAS 11 Construction Contracts and IFRIC 13 Customer Loyalty Programmes.

IFRS 15 is effective for annual reporting periods beginning on or after 1 January 2018, with early adoption permitted.

(All amounts in Indian rupees unless otherwise stated)

The Group is assessing the potential impact on its consolidated financial statements resulting from the application of IFRS 15

IFRS 16 Leases: On January 13, 2016, the International Accounting Standards Board issued the final version of IFRS 16, *Leases*. IFRS 16 will replace the existing leases Standard, IAS 17 *Leases*, and related Interpretations.

The Standard sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract i.e., the lessee and the lessor. IFRS 16 introduces a single lessee accounting model and requires a lessee to recognise assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. Currently, operating lease expenses are charged to the statement of profit or loss and OCI (loss). The Standard also contains enhanced disclosure requirements for lessees. The effective date for adoption of

IFRS 16 is annual periods beginning on or after January1, 2019, though early adoption is permitted for companies applying IFRS 15 *Revenue from Contracts with Customers*. The Group is yet to evaluate the requirements of IFRS 16 and the impact on the consolidated financial statements.

4. Financial risk management

This note presents the information about the Group's exposure to financial risks, the group's objectives, policies and processes for measuring and managing risk and the Group's management of capital. Further, quantitative disclosures are included throughout these consolidated financial statements.

The Group has exposure to the following risks arising from financial instruments:

- Credit risk;
- Liquidity risk and
- Market risk

Financial Risk management framework

The Board of Directors has overall responsibility for the establishment and oversight of the Group's risk management framework. Financial risk management within the Group is governed by policies and guidelines approved by the senior management. The Board has established a Risk Management Committee which is responsible for developing and monitoring the Group's risk management policies. Group policies and guidelines cover areas such as cash management, investment of excess funds and raising of debt and are managed by segregated functions within the Group.

The Group's risk management policies and procedures are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group's activities. The Group, through its training and management standards and procedures, aims to maintain a disciplined and constructive control environment in which all employees and stakeholders understand their roles and obligations.

Different types of risks arising from financial instruments as identified by the Group above have been explained below:

4.1 Credit risk

The credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group's trading and derivative assets, investment securities, receivables from clients and exchanges, loans and advance to customers, balances with banks and term deposits. Credit risk in respect of quoted securities is expected to have a direct correlation with the quoted market prices & risk.

The Group is exposed to the risk that third parties that owe money or securities will not perform their obligations. Such third parties include clients, trading members, exchanges, clearing houses, and other financial intermediaries. These parties may default on their obligations owed to the Group due to insolvency, lack of liquidity, operational failure, government or other regulatory intervention or other reasons. In these circumstances, the Group is exposed to risks arising, for example, from holding securities of third parties; executing securities trades that fail to settle at the required time due to non-delivery by the counterparty trading members, exchanges, clearing houses or other financial intermediaries. Significant failures by third parties to timely perform their obligations owed could materially and adversely affect the Group's financial position, and ability to borrow in the credit markets and ability to operate the business.

For the risk management purposes, the Group considers and consolidates all elements of credit risk exposures such as individual obligator default risk, country and sector risk.

The Group faces significant credit risk in its financing business as there is a risk of default on a debt that may arise from a borrower failing to make required contractual repayments.

Management / mitigation of credit risk

The Group operates in a highly regulated environment which limits its credit risk against exchanges and clearing houses. The Group collects upfront margins in form of funds and/or securities/commodities from clients and trading members against their trading positions. The Group monitors positions, margins, mark to market losses and risks on real time basis through risk management systems and policies specially designed to mitigate the credit risk.

The Company's Board of Directors has delegated responsibility for the oversight of credit risk to the Risk Management Committee ("the Committee"). The Committee is responsible for management of the Group's credit risk, including the following:

(i) *Formulating credit policies* in consultation with business units, covering collateral requirements, credit assessment, risk grading and reporting, documentary and legal procedures, and compliance with regulatory and statutory requirements.

(ii) *Establishing the organizational structure* for the approval of new customers or counter parties. Authorization limits are allocated to business unit credit officers or the Arbitrager as appropriate.

(iii) *Providing advice, guidance and specialist skills* to business units through periodic reviews to promote best practices throughout the Group in the management of credit risk.

(iv) Risk Management Committee assesses the credit worthiness of client or counterparties, prior to taking exposure on them. Accordingly, limits are assigned and the monitoring mechanism ensures that exposure to single client does not cross the laid down threshold limits. Besides collateral securities are also collected from clients to cover the exposure.

(v) Limiting concentrations of exposure to counterparties, geographies and industries (for loans and advances and similar exposures), and by issuer, credit rating band, market liquidity and country (for investment securities).

(vi) Reviewing compliance of business units with agreed exposure limits, including those for selected industries, country risk and product types. Regular reports on the credit quality of local portfolios are provided to Group Credit, which may require appropriate corrective action to be taken.

For the Group's financing business, a loan policy has been implemented to identify the broad principles which the Group will follow to accept borrowers and loan proposals, to manage loan portfolio, and recover its dues so as to minimize the inherent risks in the business activity and maximize business revenues with consumer satisfaction. To reduce the credit risk in financing, the Group performs a credit check on the prospective borrower or seek security over some assets of the borrower or a guarantee from a third party.

While considering loan proposals, the Group also manages risk through limiting concentration of exposure to individual borrowers, industry, underlying collateral, etc.

The Board of Directors has also constituted Internal Audit Committee, which is responsible evaluation of internal financial controls and risk management systems. The company conducts regular internal audits of various business units to find problems within the Group's processes, quality control, fraud prevention and legal compliance. The internal audit reports are reviewed by internal audit committee and also placed with the Board.

(All amounts in Indian rupees unless otherwise stated)

Credit exposure:

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

Particulars	Note	As at March 31	
		2015	2016
Balances with Bank	18	244,692,237	233,971,427
Term deposits	19	2,351,810,606	2,368,146,925
Trading assets			
- Debt securities / Preference shares	20	46,659,750	1,235,513,689
- Derivative assets	20	551,189,183	1,589,443,285
Trade and other receivables*	22	2,741,866,801	2,497,546,364
Loans and advances to customers	23	1,195,292,315	2,795,377,938
Investment securities			
- Debt securities	24	1,140,450	124,807,352
Accrued Interest	27	27,453,045	54,566,329
Total		**7,160,104,387**	**10,899,373,309**

* Does not include duties and taxes recoverable

a. Balances with Banks and Term Deposits

The Group places its cash and cash equivalents and term deposits with banks with high investment grade ratings. The Group limits the amount of credit exposure with one bank and conducts ongoing evaluation of the credit worthiness of the banks with which it does business. Given the high credit ratings of these financial institutions, the Group does not expect these financial institutions to fail in meeting their obligations.

b. Trading assets and investment securities

Trading assets include portfolio of shares, derivative assets and debt securities/preference shares. Investment securities comprise portfolio of equity and debt securities/preference shares. The Group is exposed to credit risk in respect of debt securities/preference shares and derivative assets. The trading assets and investment securities are valued at market price prevailing at reporting date which represents the fair value.

The table below sets out the credit quality of debt securities. An analysis of the credit quality of the maximum credit exposure, based on ratings done by approved rating agencies where applicable, is as follows:

Bond Rating

Particulars	Note	As at March 31	
		2015	2016
Government bonds:			
Rated sovereign		-	42,316
Corporate bonds:			
Rated AAA		34,052,750	1,345,072,649
Rated AA- to AA+		13,747,450	14,494,098
Preference Shares		-	711,978
Fair value and carrying amount	**20/24**	**47,800,200**	**1,360,321,041**

Derivative assets

The Company uses derivative instruments primarily for availing arbitrage opportunities in equities, currencies and commodities markets. The counterparties for settlement of these contracts are exchanges/clearing houses. These derivative assets are valued based on quoted prices in active markets. Amounts as at March 31, 2015 and March 31,2016 is INR 551,189,183 and INR 1,589,443,285 respectively.

c. Loans and advances to customers and trade and other receivables

Loans and advances to customer represents the loans provided to retail and corporate clients and includes loans against securities and commodities, public offering financing loans and housing application loans.

Trade and other receivables primarily include amounts due from clients/trading members against their trading obligations such as securities purchased, daily mark to market settlement on commodity, equities & currency future contracts, sale of commodities etc. which are mainly secured by margin made available by the clients/trading members in form of cash, securities, fixed deposits or bank guarantees. All payments due from exchanges/clearing houses are duly received on clearing/settlement date.

Trade receivable also include receivables for Advisory Services rendered, which primarily comprises of receivables on account portfolio and wealth management services, mortgage and loan advisory services, real estate broking services and investment banking services.

In trading transactions with clients, the Company extends credit for the purchase of securities, using the securities purchased and / or other securities in the clients' accounts as collateral for such amounts advanced. These are limited by funding rules as prescribed by regulator and are subject to the Company's credit review and daily monitoring procedures.

Credit quality analysis

The tables below set out information about the credit quality of Loans and advances to customer and Trade and other receivables and the allowance for impairment/loss held by the Group:

(All amounts in Indian rupees unless otherwise stated)

	Loan and advance to customer	Trade and other receivable ^	Loan and advance to customer	Trade and other receivable ^
	As at March 31, 2015		As at March 31, 2016	
Neither past due nor impaired (Low risk) *	1,174,003,900	908,180,696	2,725,346,635	684,010,312
Past due but not impaired *				
Ageing days				
1-90	16,988,756	1,467,882,891	28,354,777	1,335,963,067
91-180	491,318	138,429,231	1,380,979	97,248,591
181-365	-	101,834,476	-	196,147,265
more than 365	-	33,270,843	-	74,710,715
	17,480,074	**1,741,417,441**	**29,735,755**	**1,704,069,638**
Individually impaired				
Sub standard	7,453,040	-	53,820,885	-
Doubtful	4,867,694	-	900,000	-
Collectively impaired				
Doubtful	-	250,914,889	-	278,123,468
Provision for impairment				
Individual	5,612,998	-	6,282,089	-
Collective	2,899,395	158,646,225	8,143,249	168,657,054

*The management has created collective allowance for impairment in line with provisioning policy amounting INR 2,880,762 and INR 8,143,249 as at March 31, 2015 and March 31, 2016 respectively

^ Does not inclue duties and taxes recoverable

Concentration of Credit Risk :

(a) The Group monitors concentrations of credit risk by segment and by geographic location.

The maximum exposure to credit risk by segment on the assets mentioned above was :

Particulars	**As at March 31**	
	2015	**2016**
Trading and distribution	5,889,212,449	7,138,369,172
Advisory	61,414,211	355,190,607
Financing	1,209,477,727	3,405,813,530
Total	**7,160,104,387**	**10,899,373,309**

The maximum exposure to credit risk by geographic region was:

Particulars	**As at March 31**	
	2015	**2016**
India	6,709,279,483	10,020,404,076
Dubai	450,824,904	865,286,414
USA	-	13,682,819
Total	**7,160,104,387**	**10,899,373,309**

(All amounts in Indian rupees unless otherwise stated)

(b) To diversify our risk, our loan policy also places concentration limits on the loans that we may offer. The exposure-ceiling limit for a single borrower or business group is 15% of Moneywise's net worth. This limit may be exceeded, in exceptional circumstances, by an additional 10% (i.e. upto 25%) with the approval of our loan committee. In respect of the financing business, the Group places concentration limits on the loan that it offers. The exposure-ceiling limit against a single security/commodity (aggregated across all borrowers) is 15% of net worth of Moneywise Financial Services Private Limited, a subsidiary. This limit may be exceeded, in exceptional circumstances, by an additional 5% (i.e. up to 20%) with the approval of loan committee. This exposure-ceiling limit is not applicable in the case of public issue financing loans provided that the exposure to a single borrower does not exceed 0.1% of net worth.

Collateral held and other credit enhancements:

The Group holds collateral and other credit enhancements against certain of its credit exposures. The table below sets out the principal types of collateral held against different types of financial assets.

Collateral held and other credit enhancements:

Particulars	Note	As at March 31				Principal Type of Collateral Held
		2015		2016		
		Collateral	No collateral	Collateral	No collateral	
Balances with Bank	18	-	244,692,237	-	233,971,427	None
Term deposits	19	-	2,351,810,606	-	2,368,146,925	None
Trading assets	20					
- Debt securities / Preference shares		-	46,659,750	-	1,235,513,689	None
- Derivatives Asset		-	551,189,183	-	1,589,443,285	None
Trade and other receivables #	22	1,430,970,916*	1,310,895,885	1,050,452,466*	1,447,093,898	Marketable Securities and Advance Margins
Loans and advances to customers	23	811,916,458	383,375,857	2,157,686,140	637,691,798	Marketable Securities, Commodities and Property
Investment securities						
- Debt securities	24	-	1,140,450	-	124,807,352	None
Accrued Interest	27	-	27,453,045	-	54,566,329	None
Total		**2,242,887,374**	**4,917,217,013**	**3,208,138,606**	**7,691,234,703**	

Does not include duties and taxes recoverable

* The fair value of collateral held against the balance mentioned above as at March 31, 2015 and March 31, 2016 is INR 26,086,376,219 and INR 66,378,751,878

Loan to Value (LTV) for loan and advances to customer:

The general creditworthiness of a customer tends to be the most relevant indicator of credit quality of a loan extended to it. However, collateral provides additional security and the Group generally requests that borrowers to provide it. The Group may take collateral in the form of a charge over real estate, floating charges over pledge of securities or other assets and other liens and guarantees.

(All amounts in Indian rupees unless otherwise stated)

The tables below stratify credit exposures from secured loans and advances to customers by ranges of loan-to-value (LTV) ratio. LTV is calculated as the ratio of the gross amount of the loan-to the value of the collateral. The gross amounts exclude any impairment allowance. The valuation of the collateral excludes any adjustments for obtaining and selling the collateral.

LTV Ratio	As at March 31,	
	2015	2016
Less than 50 %	432,008,695	584,545,852
51 - 70%	135,304,424	312,324,832
71 - 90%	56,613,559	6,218,046
91 - 100%	49,482,589	1,239,810,414
More than 100%	141,289,242	25,000,000
Total	**814,698,509**	**2,167,899,144**

Note: The management has created collective allowance for impairment in line with provisioning policy amounting INR 2,782,051 and INR 10,213,004 as on March 31, 2015 and March 31, 2016 respectively

Impairment Losses:

The Group establishes allowance for impairment losses that represents its best estimate of incurred losses for receivables from clients/trading members and loans and advances to customers, which are carried at amortized cost. The main components of this allowance are a specific loss component that relates to individually significant exposures, and a collective loss component established for groups of similar assets in respect of losses that have been incurred but not yet identified.

The movement in the allowance for doubtful debts in respect of trade and other receivables during the year was as follows:

Particulars	Note	For the year ended March 31,	
Collective allowance for impairment		**2015**	**2016**
Balance at the beginning of the year	22	155,160,101	158,646,225
Provision for doubtful debts	22	29,856,742	17,527,734
Amounts written off against the allowance	22	(26,370,618)	(7,516,905)
Balance at the end of the year	22	**158,646,225**	**168,657,054**

The movement in the allowance for impairment in respect of loans and advances to customers during the year was as follows:

Particulars	Note	For the year ended March 31,	
Individual allowance for impairment		**2015**	**2016**
Balance at the beginning of the year	23	5,919,214	5,612,998
Provision for doubtful debts	23	3,395,901	2,700,393
Amounts written off against the allowance	23	(3,702,117)	(2,031,302)
Balance at the end of the year	23	**5,612,998**	**6,282,089**

(All amounts in Indian rupees unless otherwise stated)

Particulars	Note	For the year ended March 31,	
Collective allowance for impairment		**2015**	**2016**
Balance at the beginning of the year	23	1,133,309	2,899,395
Provision for doubtful debts	23	1,766,086	5,243,854
Amounts written off against the allowance	23	-	-
Balance at the end of the year	23	**2,899,395**	**8,143,249**

The movement in the allowance for impairment loss on available for sale investment securities during the year were as follows:

Particulars	Note	For the year ended March 31,	
		2015	**2016**
Balance at the beginning of the year	24	61,777,913	49,700,000
Charge for the year	24	-	-
Write off	24	(12,077,913)	-
Balance at the end of the year	24	**49,700,000**	**49,700,000**

4.2 Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group companies require sufficient liquidity to meet their obligations. Individual companies are generally responsible for their own fund management, including the short-term investment of surpluses and the raising of loans to cover deficits from third parties/group companies.

The Group's primary liquidity requirements are to finance the working capital needs, which are typically towards margin maintenance at various exchanges. The principal portion of the working capital requirement is utilized by:

(a) depositing funds with banks to obtain term deposits and guarantees towards margins payable to the exchanges/clearing houses;
(b) payments to stock exchanges/clearing houses towards settlement obligations;
(c) payment towards purchase of various trading assets ;
(d) disbursement of loans to customers; and
(e) meeting expenses incurred for operations.

Management of liquidity risk

Working capital requirements fluctuate on a regular basis depending on the business requirements. The Group's approach to managing liquidity is to ensure, as far as possible to have sufficient funds to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the group's reputation.

To fund the working capital requirements, the Group currently relies principally on internal accruals and short term credit facilities from banks and financial institutions against pledge of securities, term deposits or receivables. By maintaining sufficient liquid funds and drawing power with banks, the Group comfortably meets the foreseeable liabilities in the present and immediate future, as well as unforeseeable contingencies.

Central treasury receives information from business units regarding the liquidity profile of their financial assets and liabilities and projected cash flows. Central treasury maintains surplus funds in cash and cash equivalents including term deposits with banks and in investment securities for which there is an active and liquid market. These assets can be readily sold to meet liquidity requirements. Hence, the Group believes that the above monetary mechanism adequately addresses the liquidity risk.

The Group has committed approved credit facilities which it can be accessed to meet Liquidity needs. As at the year end, the unutilised overdraft facilities with banks amounts to INR 1,902,500,000 and INR 3,500,715,000 as at March 31, 2015 and March 31, 2016 respectively.

(All amounts in Indian rupees unless otherwise stated)

Maturity analysis for financial assets

March 31, 2015

Particulars	Note	Carrying amount	1-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Cash and cash equivalents	18	247,649,930	247,649,930	-	-	-	-	-
Term deposits*	19	2,351,810,606	347,258,982	999,899,676	680,881,582	273,530,366	49,040,000	1,200,000
Trading asset*	20	1,826,044,681	1,826,044,681	-	-	-	-	-
Trade and other receivables #	22	2,741,866,801	2,421,018,037	-	-	-	-	320,848,764
Loans and advances to customers	23	1,195,292,315	1,010,903,689	130,264,767	51,971,592	1,338,900	813,367	-
Investment securities	24	342,431,489	156,826,183	-	-	183,051,306	-	2,554,000
Total		**8,705,095,822**	**6,009,701,502**	**1,130,164,443**	**732,853,174**	**457,920,572**	**49,853,367**	**324,602,764**

Maturity analysis for financial assets

March 31, 2016

Particulars	Note	Carrying amount	1-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Cash and cash equivalents	18	238,832,270	238,832,270	-	-	-	-	-
Term deposits*	19	2,368,146,925	359,109,284	379,527,441	889,450,200	483,280,000	253,580,000	3,200,000
Trading asset*	20	3,661,609,694	3,661,609,694	-	-	-	-	-
Trade and other receivables #	22	2,497,546,364	2,077,096,955	-	-	-	-	420,449,409
Loans and advances to customers	23	2,795,377,938	2,293,348,563	131,903,431	5,539,028	110,358,740	232,785,775	21,442,401
Investment securities	24	362,834,452	131,617,974	-	-	230,062,478	-	1,154,000
Total		**11,924,347,643**	**8,761,614,740**	**511,430,872**	**894,989,228**	**823,701,218**	**486,365,775**	**446,245,810**

*Term deposits and a portion of trading assets are restricted since these are placed under lien with banks/exchanges for credit facility/margin purposes

Does not include duties and taxes recoverable

(All amounts in Indian rupees unless otherwise stated)

Maturity analysis for financial liabilities
March 31, 2015

Particulars	Note	Carrying amount	Gross nominal inflow/(outflow)*	0-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Trading liabilities	20	303,313,553	(303,313,553)	(303,313,553)	-	-	-	-	-
Loans and borrowings	28	799,621,899	(801,558,107)	(789,114,030)	(1,222,620)	(2,445,240)	(4,890,480)	(3,885,737)	-
Trade and other payables#	29	3,508,622,522	(3,508,622,522)	(3,042,092,522)	(178,545,000)	(246,785,000)	(38,050,000)	(3,150,000)	-
Total		**4,611,557,974**	**(4,613,494,182)**	**(4,134,520,105)**	**(179,767,620)**	**(249,230,240)**	**(42,940,480)**	**(7,035,737)**	**-**

Note: * Represents undiscounted cash flows of interest and principal
Accrued expenses that are not financial liabilities (INR 117,721,205) are not included.

Maturity analysis for Financial liabilities
March 31, 2016

Particulars	Note	Carrying amount	Gross nominal inflow/(outflow)*	0-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Trading liabilities	20	272,285,111	(272,285,111)	(272,285,111)	-	-	-	-	-
Loans and borrowings	28	1,819,723,296	(1,822,259,396)	(1,806,346,473)	(1,756,194)	(3,512,388)	(4,875,911)	(5,768,430)	-
Trade and other payables#	29	5,182,833,572	(5,182,833,572)	(4,662,168,272)	(165,524,300)	(328,366,000)	(24,275,000)	(2,500,000)	-
Total		**7,274,841,979**	**(7,277,378,079)**	**(6,740,799,856)**	**(167,280,494)**	**(331,878,388)**	**(29,150,911)**	**(8,268,430)**	**-**

Note: * Represents undiscounted cash flows of interest and principal
Accrued expenses that are not financial liabilities (INR 168,314,536) are not included.

(All amounts in Indian rupees unless otherwise stated)

4.3 Market risk

The Group participates in trading and investing in various assets classes such as equity, debt securities, commodities, foreign currency and derivatives. These assets classes experience volatility due to economic growth levels, inflation, prices, interest rates, foreign exchange rates and other macro-economic factors. Any changes in market prices of these asset classes will affect the Group's income or the value of its holdings of financial instruments.

The Group segregates its exposure to market risks between price risk, interest rate risk and currency risk.

Market Risk Exposure:

The table below sets out the allocation of assets and liabilities subject to market risk between trading and non-trading portfolios.

March 31, 2015

			Market risk measure	
Particulars	**Note**	**Carrying amount**	**Trading Portfolio**	**Non-Trading Portfolio**
Assets subject to market risk				
Cash and cash equivalents	18	247,649,930	-	247,649,930
Term deposits	19	2,351,810,606	-	2,351,810,606
Trading assets	20	1,826,044,681	1,826,044,681	-
Inventory	21	235,175,190	235,175,190	-
Trade and other receivables	22			
- Receivable from exchange		295,367,866	295,367,866	-
- Receivable from clients		1,967,650,861	1,894,520,339	73,130,522
Loans and advances to customers	23	1,195,292,315	-	1,195,292,315
Investment securities	24	342,431,489	-	342,431,489
Liabilities subject to market risk				
Trading liabilities	20	303,313,553	303,313,553	-
Loans and borrowings	28	799,621,899	-	799,621,899
Trade and other payables	29			
- Payable to exchange		18,007,524	18,007,524	-
- Payable to clients/vendor		1,333,741,537	1,329,131,636	4,609,901
- Advance/Margin received from clients		2,142,524,129	2,142,524,129	-

(All amounts in Indian rupees unless otherwise stated)

March 31, 2016

Particulars	Note	Carrying amount	Market risk measure	
			Trading Portfolio	Non-Trading Portfolio
Assets subject to market risk				
Cash and cash equivalents	18	238,832,270	-	238,832,269
Term deposits	19	2,368,146,925	-	2,368,146,925
Trading assets	20	3,661,609,694	3,661,609,694	-
Inventory	21	124,962,799	124,962,799	-
Trade and other receivables	22			
- Receivable from exchange		17,701,054	17,701,054	-
- Receivable from clients		1,894,952,324	1,654,500,945	240,451,379
Loans and advances to customers	23	2,795,377,938	-	2,795,377,938
Investment securities	24	362,834,452	-	362,834,452
Liabilities subject to market risk				
Trading liabilities	20	272,285,111	272,285,111	-
Loans and borrowings	28	1,819,723,296	-	1,819,723,296
Trade and other payables	29			
- Payable to exchange		12,841,162	12,841,162	-
- Payable to clients/vendor		3,221,091,468	3,137,380,973	83,710,495
- Advance/Margin received from clients		1,930,032,399	1,930,032,399	-

Further, in order to hedge the outstanding equity and commodity positions and for trading purposes, the Company has following outstanding future derivatives on which Group is exposed to market risk.

Particulars	March 31, 2015	March 31, 2016
	Fair value*	
Derivative futures bought and outstanding	16,390,109,267	18,441,382,029
Derivative futures sold and outstanding	10,574,161,139	21,693,545,137

* Fair value represents outstanding quantity*closing market rate.

The mark to market on these futures are daily settled and hence there are no balances carried in the Statement of Financial position.

Management of market risks:

The objective of market risk management is to manage and minimize market risk exposures within acceptable parameters, while optimizing the return on risk. The Group's exposure to market risk is determined by a number of factors, including size, composition and diversification of positions held and market volatility.

(a) Price risk

Trading and investment portfolios include proprietary positions taken in equities, fixed income securities, commodities, foreign currency and their derivatives mainly for availing arbitrage opportunities. All financial assets and liabilities are accounted on fair value basis. Management actively monitors its market risk by reviewing the effectiveness of arbitrage and setting outstanding position limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere to and real time continuous monitoring by the senior management.

In respect of the proprietary positions, the Group is exposed to volatility in the price of the underlying securities.

(All amounts in Indian rupees unless otherwise stated)

Exposure

The table below sets out the assets and liabilities subject to price risk.

Exposure

As at March 31, 2015		
Assets subject to price risk	**Note**	**Carrying Amount**
Trading assets	20	1,779,384,931
Inventory	21	235,175,190
Investment securities	24	341,291,039
Total		**2,355,851,160**
Liability subject to price risk	**Note**	**Carrying Amount**
Trading liabilities	20	303,313,553

As at March 31, 2016		
Assets subject to price risk	**Note**	**Carrying Amount**
Trading assets	20	2,426,096,005
Inventory	21	124,962,799
Investment securities	24	238,027,100
Total		**2,789,085,904**
Liability subject to price risk	**Note**	**Carrying Amount**
Trading liabilities	20	272,285,111

Trading assets, trading liabilities, derivatives and inventories (excluding debt securities)

The Group engages in proprietary transactions into equities, commodities and derivatives (equities, commodities and currencies). These transactions are primarily undertaken using various arbitrage models to capitalize pricing inefficiencies in the markets. Any change in the market prices of their underlying would result in changes in the fair value of these trading assets, trading liabilities and inventory and also result in profit/loss on futures positions. An increase of underlying prices by 5% at the reporting date, with all other variables held constant, would decrease the profit before tax by INR 15,682,855 and INR 12,872,444 for the year ended March 31, 2015 and March 31, 2016, respectively and similarly a decrease in underlying prices by 5% will decrease/ (increase) profit before tax by INR 27,012,717 and (INR 7,418,919) for the year ended March 31, 2015 and March 31, 2016, respectively. In case of options, the Group uses Black Scholes pricing model to estimate the potential impact on profit or loss arising from movement in the prices of underlying.

Investment securities (excluding debt securities)

A change in the fair value of assets subject to price risk by 5% at the reporting date, with all other variables held constant, will increase or decrease profit before tax by INR 17,064,552 and INR 11,901,355 for the year ended March 31, 2015 and March 31, 2016, respectively.

Debt securities

Any change in the interest rate would have impact on the fair value of the debt securities in which the company has position. An increase/decrease in interest rate by 1% at the reporting date, with all other variables held constant, will increase or decrease profit before tax by INR 2,602,268 and INR 126,939,756 for the year ended March 31, 2015 and March 31, 2016, respectively.

(b) Interest rate risk

Interest rate risk arises from movements in interest rates which could have effects on the Group's net income or financial position. Changes in interest rates may cause variations in interest income and expenses resulting from interest-bearing assets and liabilities. Interest rate risk is the risk that the fair value or the future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The Group's exposure to interest rate risk relates to the loans taken from banks, investment in term deposits placed with banks, investment in debt securities and investments of its excess funds in liquid instruments. A majority of the financing of the Group has come from overdraft facility with banks. The business of the Group is exposed to fluctuation in interest rate for the following activities:

(i) Term deposits placed with banks are generally for short term on fixed interest rates;
(ii) Facilities availed from banks and other financial institutions generally include short term working capital loans on floating interest rates;
(iii) Interest paid by Group on clients' funds earmarked as fixed margin are generally for short term on fixed interest rates;
(iv) Loans and advances on fixed rate basis expose the Group to interest rate risk.

Management of Interest Rate Risk

Interest rate risk is managed principally through monitoring interest rate gaps and by having pre-approved limits for re-pricing bands. However the Group does not use derivative financial instruments to hedge its interest rate risk.

The Group's investments in majority of term deposits with banks are for short duration, and therefore do not expose the group to significant interest rate risk. Further significant portion of exposure on term deposits with banks is offset with clients' funds earmarked as margins on fixed rate basis. The interest rates on the overdraft facility availed are marginally higher than the interest rates on term deposits with the banks and generally linked to the term deposit rates with the bank. Accordingly, there is limited interest rate risk exposure on the company.

Interest from the customers on loans given is generally fixed rate of interest. In order to manage interest rate risk exposure, our loan portfolio can be classified between on demand loans and term loans. However, the interest rate risk exposure on short term loans is insignificant. We are exposed to fair value interest rate risk on fixed rate loans.

The Group's exposure to the risk of changes in market interest rates relates primarily to the Group's short-term and long-term debt obligations with floating / fixed interest rates, which are included in loans and borrowings in the consolidated financial statements. The loans and borrowings as of March 31, 2015 and 2016 represent loans and borrowing taken both fixed and floating interest rate.

(All amounts in Indian rupees unless otherwise stated)

Cash flow sensitivity analysis for variable rate instruments

An increase in interest rate by 1% on outstanding balance at the reporting date, with all other variables held constant, will decrease profit before tax by INR 7,005,484 and INR 14,401,642 for the year ended March 31 2015 and March 31 2016, respectively. A decrease in interest rate by 1% will have an equal but opposite impact on profit before tax for the year then ended. This analysis assumes that all other variables such as foreign currency exchange rate, regulatory requirements etc, remains constant.

Fair value sensitivity analysis for fixed rate instruments

Based on the outstanding balances at the reporting date, an increase in annual interest rate by 1%, with all other variables held constant, would have decreased profit before tax by INR 13,014,340 and INR 27,930,075 for the year ended March 31 2015 and March 31 2016, respectively. A decrease in interest rate by 1% would have had an equal but opposite impact on profit before tax for the years then ended. This analysis assumes that all other variables such as foreign currency exchange rate, regulatory requirements etc, remain constant.

A summary of the group's interest rate gap position on non-trading portfolios is as follows:

March 31, 2015

Particulars	Note	Carrying amount	Less than 1 year	1-2 years	2-5 years	More than 5 years
Cash and cash equivalents	18	247,649,930	247,649,930	-	-	-
Term deposits	19	2,351,810,606	2,028,040,240	273,530,366	49,040,000	1,200,000
Trade and other receivables	22					
- Receivable from clients		73,130,522	73,130,522	-	-	-
Loans and advances to customers	23	1,195,292,315	1,193,140,048	1,338,900	813,367	-
Investment securities		342,431,489	156,826,183	183,051,306	-	2,554,000
Total		**4,210,314,862**	**3,698,786,923**	**457,920,572**	**49,853,367**	**3,754,000**
Loans and borrowings	28	799,621,899	791,757,668	4,276,778	3,587,453	-
Trade and other payables	29					
- Payable to clients/vendor		4,609,901	4,609,901	-	-	-
Total		**804,231,800**	**796,367,569**	**4,276,778**	**3,587,453**	**-**

March 31, 2016

Particulars	Note	Carrying amount	Less than 1 year	1-2 years	2-5 years	More than 5 years
Cash and cash equivalents	18	238,832,270	238,832,270	-	-	-
Term deposits	19	2,368,146,925	1,628,086,925	483,280,000	253,580,000	3,200,000
Trade and other receivables	22					
- Receivable from clients		240,451,379	240,451,379	-	-	-
Loans and advances to customers	23	2,795,377,938	2,430,791,021	110,358,740	232,785,775	21,442,402
Investment securities		362,834,452	131,617,974	230,062,478	-	1,154,000
Total		**6,005,642,964**	**4,669,779,569**	**823,701,218**	**486,365,775**	**25,796,402**
Loans and borrowings	28	1,819,723,296	1,810,351,053	4,138,661	5,233,582	-
Trade and other payables	29					
- Payable to clients/vendor		83,710,495	83,710,495	-	-	-
Total		**1,903,433,791**	**1,894,061,548**	**4,138,661**	**5,233,582**	**-**

(c) ***Currency risk***

The group is not significantly exposed to currency risk as there is no mismatch between the currencies in which sales of services, purchase of goods/services and borrowings are dominated and the respective functional currencies of Group companies. Further, the functional currencies of the Group companies are primarily the Indian Rupee and US dollars and do not expose the group to significant currency risk. The Group considers the valuation changes in foreign currency derivatives it trades in as part of investment/price risk as those derivatives are exchange traded, managed and monitored based on exchange price and are settled in near term in Indian Rupees.

Capital management

Regulatory capital requirements

The Group is subject to regulations of SEBI, RBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Group's statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Group submits periodic reports to the respective regulators.

i) As of March 31, 2015 and 2016, SMC Global Securities Limited has maintained minimum net worth requirements subject to regulations of SEBI and stock exchanges in India which is INR 100,000,000. As of March 31, 2015 and 2016, SMC Global Securities Limited has maintained a net worth of INR 1,353,913,347 and INR 1,058,432,918 respectively as per the calculation prescribed by Dr. L.C Committee.

(All amounts in Indian rupees unless otherwise stated)

ii) As of March 31, 2015 and 2016, SMC Comtrade Limited has maintained minimum net worth requirements subject to regulations of SEBI and commodity exchanges in India, which is INR 30,000,000 for MCX and INR 100,000,000 for NCDEX. As of March 31, 2015 and 2016, SMC Comtrade Limited has maintained a net worth of INR 1,299,936,352* and INR 1,265,943,870* respectively.

iii) As of March 31, 2015 and 2016, SMC Comex International DMCC has maintained minimum net capital subject to regulations of SCA (Securities and Commodities Authority) and DGCX in Dubai which is USD 350,000. As of March 31, 2015 and 2016, SMC Comex International DMCC has maintained a net worth of USD 1,240,829 and USD 3,52,423 respectively as per the calculation prescribed by SCA and DGCX in Dubai.

iv) As of March 31, 2015 and 2016, SMC Capitals Limited has maintained net capital subject to regulations of SEBI in India which is INR 50,000,000. As of March 31, 2015 and 2016, SMC Capital Limited has maintained a net worth of INR 99,921,506* and INR 146,112,711* respectively.

v) As of March 31, 2015 and 2016, Moneywise Financial Services (P) Limited has maintained minimum net owned funds (NOF) subject to regulations of RBI in India, which is INR 20,000,000. As of March 31, 2015 and 2016, Moneywise Financial Services (P) Limited has maintained a net owned funds (NOF) of INR 800,766,584 and INR 1,248,317,838 respectively as per the calculation prescribed by RBI in India.

vi) As of March 31, 2015 and 2016, SMC Insurance Brokers (P) Limited has maintained minimum net worth requirement subject to regulations IRDA which is INR 5,000,000. As of March 31, 2015 and 2016, SMC Insurance Brokers (P) Limited has maintained a net worth of INR 329,273,894* and INR 394,000,969* respectively.

vii) As of March 31, 2015 and 2016, SMC Investment & Advisors Limited has maintained minimum net worth requirement subject to regulations of SEBI in India, which is INR 20,000,000. As of March 31, 2015 and 2016, SMC Investment & Advisors Limited has maintained a net worth of INR 149,904,834* and INR 253,872,736* respectively.

Note (a):

* Net worth is calculated as follows:
Net worth = Share Capital + Reserve and Surplus (excluding foreign currency translation reserve). Calculation done as per the figures of Previous GAAP.

The Group's policy is to maintain a strong capital base so as to maintain creditor and market confidence and to sustain future development of the business. The impact of the level of capital on the Parent's return is also recognized and the Group recognizes the need to maintain a balance between the higher returns that might be possible with greater leverage and the advantages and security afforded by a sound capital position.

The Company and its individually regulated operations have complied with all externally imposed capital requirements.

Capital allocation

The allocation of capital between specific operations and activities is, to a large extent, driven by optimization of the return achieved on the capital allocated. The amount of capital allocated to each operation or activity is based primarily upon the regulatory capital, but in some cases the regulatory requirements do not reflect fully the varying degree of risk associated with different activities. In such cases the capital requirements may be flexed to reflect

differing risk profiles, subject to the overall level of capital to support a particular operation or activity not falling below the minimum required for regulatory purposes.

Although maximization of the return on capital is the principal basis used in determining how capital is allocated within the Group to particular operations or activities, it is not the sole basis used for decision-making. Account also is taken of synergies with other operations and activities, the availability of management and other resources, and the fit of the activity with the Group's longer term strategic objectives. The Group’s policies in respect of capital management and allocation are reviewed regularly by the Board of Directors.

(All amounts in Indian rupees unless otherwise stated)

5. Fair Values

A number of the Group's accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

The Group has an established control framework with respect to the measurement of fair values. The Group Chief Financial Officer has overall responsibility for overseeing all significant fair value measurements, including level 3 fair values. The audit committee regularly reviews significant unobservable inputs and valuation adjustments.

The value of Group assets and liabilities at carrying and fair value is given below:

Particulars	Note	As at March 31			
		2015		2016	
		Carrying Amt	Fair Value	Carrying Amt	Fair Value
Asset carried at fair value					
Trading assets	20	1,826,044,681	1,826,044,681	3,661,609,694	3,661,609,694
Investment securities	24	342,431,489	342,431,489	362,834,452	362,834,452
Inventories	21	235,175,190	235,175,190	124,962,799	124,962,799
		2,403,651,360	**2,403,651,360**	**4,149,406,945**	**4,149,406,945**
Assets carried at amortised cost					
Term deposits	19	2,351,810,606	2,353,419,473	2,368,146,925	2,376,817,261
Trade and other receivables	22	2,776,757,913	2,776,757,913	2,516,534,027	2,516,534,027
Loans and advances to customers	23	1,195,292,315	1,195,446,442	2,795,377,938	2,837,897,993
Accured Interest	27	27,453,045	27,453,045	54,566,329	54,566,329
Investment property	27	10,686,191	10,686,191	10,686,191	10,686,191
		6,362,000,070	**6,363,763,064**	**7,745,311,410**	**7,796,501,801**
Liabilities carried at amortised cost					
Loans and borrowings	28	799,621,899	799,628,724	1,819,723,296	1,819,749,298
Trade and other payables	29	3,626,343,727	3,626,735,731	5,351,148,108	5,351,477,292
Other liabilities	31	102,415,292	102,415,292	103,299,191	103,299,191
		4,528,380,918	**4,528,779,747**	**7,274,170,595**	**7,274,525,781**

Significant valuation issues if any, are reported to the Group's Audit committee.

When measuring the fair value of an asset or a liability, the group uses market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

- Level 1: quoted prices (Unadjusted) in active markets for identical assets or liabilities. This category includes active exchange traded equity securities, debt securities, derivatives and mutual funds.
- Level 2: Inputs other than quoted prices included in level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices). This category includes debt securities and preference shares.
- Level 3: Inputs for the assets or liability that are not based on observable market data (Unobservable Inputs).

If the inputs used to measure the fair value of an asset or a liability might be categorized in different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire management.

When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

(All amounts in Indian rupees unless otherwise stated)

Fair Values Hierarchy

		Carrying amount						Fair Value			
March 31, 2015	Note	Held-for-trading	Loans and receivables	Available-for-sale	Other non-financial assets	Other financial liabilities	Total	Level 1	Level 2	Level 3	Total
Assets measured at fair value											
Trading assets	20	1,826,044,681	-	-	-	-	1,826,044,681	1,779,384,931	46,659,750	-	1,826,044,681
Inventories	21	-	-	-	235,175,190	-	235,175,190	235,175,190	-	-	235,175,190
Investment securities	24	339,877,489	-	2,554,000	-	-	342,431,489	338,737,039	1,140,450	2,554,000	342,431,489
		2,165,922,170	-	**2,554,000**	**235,175,190**	-	**2,403,651,360**				
Assets not measured at fair value											
Cash and cash equivalents	18	-	247,649,930	-	-	-	247,649,930	-	-	-	-
Term deposits	19	-	2,351,810,606	-	-	-	2,351,810,606	-	2,353,419,473	-	2,353,419,473
Trade and other receivables	22	-	2,776,757,913	-	-	-	2,776,757,913	-	-	-	-
Loans and advances to customers	23	-	1,195,292,315	-	-	-	1,195,292,315	-	-	1,195,446,442	1,195,446,442
Accured Interest	27	-	27,453,045	-	-		27,453,045	-	-	-	-
Investment property	27	-	-	-	10,686,191	-	10,686,191	-	-	-	-
		-	**6,598,963,809**	-	**10,686,191**	-	**6,609,650,000**				
Financial liabilities measured at fair value											
Trading liabilities	20	303,313,553	-	-		-	303,313,553	303,313,553	-	-	303,313,553
		303,313,553	-	-		-	**303,313,553**				
Financial liabilities not measured at fair value											
Loans and borrowings	28										
- Secured overdraft		-	-	-		700,548,390	700,548,390	-	-	-	-
- Secured vehicle loan		-	-	-		11,730,489	11,730,489	-	11,737,314	-	11,737,314
- Unsecured loan		-	-	-		87,343,020	87,343,020	-	-	-	-
Trade and other payables*	29	-	-	-		3,508,622,522	3,508,622,522	-	791,916,629^	-	791,916,629
		-	-	-		**4,308,244,421**	**4,308,244,421**				

* Accured expenses that are not financial liabilities (INR 117,721,205) are not included.

(All amounts in Indian rupees unless otherwise stated)

Fair Values Hierarchy

		Carrying amount						Fair Value			
March 31, 2016	**Note**	**Held-for-trading**	**Loans and receivables**	**Available-for-sale**	**Other non-financial assets**	**Other financial liabilities**	**Total**	**Level 1**	**Level 2**	**Level 3**	**Total**
Assets measured at fair value											
Trading assets	20	3,661,609,694	-	-	-	-	3,661,609,694	3,661,609,694	-	-	3,661,609,694
Inventories	21	-	-	-	124,962,799	-	124,962,799	124,962,799	-	-	124,962,799
Investment securities	24	361,680,452	-	1,154,000	-	-	362,834,452	236,873,100	124,807,352	1,154,000	362,834,452
		4,023,290,146	**-**	**1,154,000**	**124,962,799**	**-**	**4,149,406,945**				
Assets not measured at fair value											
Cash and cash equivalents	18	-	238,832,270	-	-	-	238,832,270	-	-	-	-
Term deposits	19	-	2,368,146,925	-	-	-	2,368,146,925	-	2,376,817,261	-	2,376,817,261
Trade and other receivables	22	-	2,516,534,027	-	-	-	2,516,534,027	-	-	-	-
Loans and advances to customers	23	-	2,795,377,938	-	-	-	2,795,377,938	-	-	2,837,897,993	2,837,897,993
Accured Interest	27	-	54,566,329	-	-	-	54,566,329	-	-	-	-
Investment property	27	-	-	-	10,686,191	-	10,686,191	-	-	-	-
		-	**7,973,457,489**	**-**	**10,686,191**	**-**	**7,984,143,680**				
Financial liabilities measured at fair value											
Trading liabilities	20	272,285,111	-	-		-	272,285,111	272,285,111	-	-	272,285,111
		272,285,111	**-**	**-**		**-**	**272,285,111**				
Financial liabilities not measured at fair value											
Loans and borrowings	28										
- Secured overdraft		-	-	-	-	1,440,164,248	1,440,164,248	-	-	-	-
- Secured vehicle loan		-	-	-	-	15,133,016	15,133,016	-	15,159,018	-	15,159,018
- Unsecured loan		-	-	-	-	364,426,032	364,426,032	-	-	-	-
Trade and other payables*	29	-	-	-	-	5,182,833,572	5,182,833,572	-	991,109,342^	-	991,109,342
		-	**-**	**-**	**-**	**7,002,556,868**	**7,002,556,868**				

* Accured expenses that are not financial liabilities (INR 168,314,536) are not included.

^ This amount denotes the fair value of Advance margin received from clients in the form of fixed deposits. The amount of book balances as at March 31, 2015 and March 31, 2016 is INR 791,524,625 and INR 990, 780,158

(All amounts in Indian rupees unless otherwise stated)

Level 2

This category comprises of debts securities, term deposits and vehicle loans. The valuation is based on similar contracts that are traded in an active market or the quotes obtained by the management for similar transactions.

Level 3

Valuation Technique and reconciliation of level 3 fair value:

Loans and advances to customers

For loans and advances to customers fair value is estimated using valuation models, such as discounted cash flow techniques. Input into the valuation techniques includes expected lifetime credit losses, interest rates, prepayment rates and secondary market transactions.

The fair has been computed by discounted cash flow technique at risk adjusted discount rate ranging between 10.6% - 11.6%.

Investment Securities

Particulars	Amount
Balance as at April 1, 2014#	12,043,437
Transfer out of Level 3 *	(9,489,437)
Balance as at March 31, 2015 #	2,554,000
Balance as at April 1, 2015 #	2,554,000
Sale of unquoted equity shares	(1,400,000)
Balance as at March 31, 2016 #	1,154,000

* During the year ended March 31, 2015, pursuant to an arrangement entered with the investee company for the refund of amount invested by the Group in that investee company, the underlying investment was reclassified to loan and receivable.

Investment securities comprises of unquoted equity shares. The Company estimates the fair value of the investments to closely approximate its carrying value.

(All amounts in Indian rupees unless otherwise stated)

	For the year ended March 31,	
6. Fee and commission income	**2015**	**2016**
Brokerage	1,461,661,048	1,564,325,073
Distribution of financial products	463,263,686	560,972,987
Management and advisory services	60,582,724	113,275,656
Depository services	80,144,655	67,547,903
Total fee and commission income	**2,065,652,113**	**2,306,121,619**

	For the year ended March 31,	
7. Net trading income	**2015**	**2016**
Income from trading	1,421,521,694	1,243,951,216
Dividend earned on trading assets	43,586,780	11,134,162
Net trading income	**1,465,108,474**	**1,255,085,378**

	For the year ended March 31,	
8. Net income from other financial instruments at fair value through profit or loss	**2015**	**2016**
Investment securities (Realised and unrealised)	57,210,355	(15,573,714)
Dividend earned on investement securities	4,176,284	8,117,869
Net income from other financial instruments at fair value through profit or loss	**61,386,639**	**(7,455,845)**

	For the year ended March 31,	
9. Net interest income	**2015**	**2016**
Interest income		
Interest income on loans and advances to customers	125,475,743	243,711,479
Interest income on term deposits	211,664,880	205,235,282
Other	3,910,822	5,311,735
Total interest income	**341,051,445**	**454,258,496**
Interest expense		
Interest on bank overdrafts and other borrowings	27,552,019	39,492,097
Interest expense on margin deposits from client	73,980,458	105,799,917
Other finance charges	27,021,058	30,270,065
Total interest expense	**128,553,535**	**175,562,079**
Net interest income	**212,497,910**	**278,696,417**

(All amounts in Indian rupees unless otherwise stated)

10. Other operating income	**For the year ended March 31, 2015**	**2016**
Delayed payment charges	134,852,468	168,701,392
Other	1,481,788	883,019
Total other operating income	**136,334,256**	**169,584,411**

11. Other income	**For the year ended March 31, 2015**	**2016**
Interest on income tax refund	3,589,747	3,355,569
Foreign exchange gain	4,641,502	6,972,777
Income from research and advertisement projects	9,914,564	-
Profit on sale of fixed assets	-	2,821,628
Miscellaneous income	37,042,008	35,072,037
Total other income	**55,187,821**	**48,222,011**

12. Service cost	**For the year ended March 31, 2015**	**2016**
Brokerage to sub brokers	530,590,040	500,970,304
Commission to sub broker for distribution of financial products	301,999,385	331,420,093
Transaction charges	301,576,505	318,666,964
Securities and commodities transaction tax	301,465,226	299,816,576
Stamp duty	27,888,395	26,823,228
Communication charges	15,893,607	17,480,547
Other charges	48,612,959	65,857,254
Total service cost	**1,528,026,117**	**1,561,034,966**

13. Personnel expenses	**For the year ended March 31, 2015**	**2016**
Wages and salaries	855,050,402	1,041,960,915
Contributions to defined contribution plans	27,300,457	39,535,751
Expenses related to defined benefit plan	19,965,605	23,184,074
Employee welfare expenses	25,444,875	29,449,578
Total personnel expenses	**927,761,339**	**1,134,130,318**

(All amounts in Indian rupees unless otherwise stated)

14. Other expenses	**For the year ended March 31, 2015**	**2016**
Business promotion	138,730,425	189,143,655
Advertisement	138,710,970	95,500,596
Rent	121,827,953	133,292,571
Electricity and water charges	51,442,014	55,990,660
Repair and maintenance	60,732,060	64,015,226
Communication	37,328,933	37,082,742
Conveyance and traveling	33,238,223	38,979,130
Legal and professional	34,739,371	54,406,080
Printing and stationery	14,341,235	16,803,482
Provision for impairment charge on receivables from client	29,856,742	17,527,734
Provision for impairment charge on loans and advances to customers	5,161,987	7,944,247
Provision for impairment charge on doubtful advances to vendor	2,997,321	-
Loss on sale of fixed assets	77,681	-
Rates and taxes	2,470,263	5,544,395
Miscellaneous expenses	29,536,740	36,189,715
Total other expenses	**701,191,918**	**752,420,233**

15. Depreciation and amortization	**For the year ended March 31, 2015**	**2016**
Depreciation	56,318,701	50,819,622
Amortization	739,039	707,760
Total	**57,057,740**	**51,527,382**

(All amounts in Indian rupees unless otherwise stated)

16. Income Taxes

A. Amounts recognised in profit or loss

	For the year ended March 31,	
	2015	**2016**
Current tax expense		
Current year	233,303,663	182,569,449
Change in estimates relating to prior years	(1,416,674)	(2,109,385)
	231,886,989	**180,460,064**
Deferred tax charge/(benefit)		
Origination and reversal of temporary differences	(8,833,685)	(3,621,221)
Minimum alternate tax	(22,682,303)	(30,858,107)
Reversal of previously recognised tax losses	38,969,126	53,075,040
Addition on account of tax losses	(7,319,901)	(29,941,353)
	133,237	**(11,345,641)**
Total income tax expense	**232,020,226**	**169,114,423**

(All amounts in Indian rupees unless otherwise stated)

B. Amount recognized in Other Comprehensive Income

	For the year ended March 31					
	2015			2016		
	Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax
Foreign currency translation differences on foreign operations	(1,045,822)	-	(1,045,822)	(899,314)	-	(899,314)
Remeasurement of defined benefit (asset) obligation	(10,128,183)	3,319,795	(6,808,388)	5,381,899	(1,335,868)	4,046,031
Total	**(11,174,005)**	**3,319,795**	**(7,854,210)**	**4,482,585**	**(1,335,868)**	**3,146,717**

C. Reconciliation of effective tax rate

	For the year ended March 31,	
	2015	2016
Profit before tax	782,130,099	551,141,092
Company's applicable tax rate*	33.99%	34.603%
Income tax	265,846,021	190,738,909
Non deductible/(allowable) items	(2,466,943)	13,439,832
Tax - exempt income	(17,534,837)	(6,118,365)
Interest on income tax	3,827,545	1,421,213
Change in estimates relating to prior years	(1,416,674)	(2,109,385)
Effect of change in tax rate due to different class of income	(3,520,871)	812,719
Change in statutory tax rate	(3,277,461)	(4,568,943)
Effect of change in tax rate of company's subsidiaries	(3,685,838)	(22,409,418)
Changes in previously unrecognised tax losses	(5,750,716)	(2,092,139)
	232,020,226	**169,114,423**

*The change in tax rate is on account of change in statutory tax rate of the Parent Company

(All amounts in Indian rupees unless otherwise stated)

D. Movement in deferred tax on temporary differences

Particulars	Balance as on April 1, 2014	Recognised in profit or loss during 2014-15	Recognised in other comprehensive income	Utilisation	Balance as on March 31, 2015
Employee benefits	23,626,317	1,921,106	3,319,795	-	28,867,218
Fair valuation of investment securities	(746,964)	(1,467,958)	-	-	(2,214,922)
Other items	5,965,613	(9,139,555)	-	-	(3,173,942)
Property and equipment and intangible asset	31,180,517	12,720,328	-	-	43,900,845
Provision for impairment on loans and advances to customers	1,920,489	25,942	-	-	1,946,431
Provision for impairment on receivable from clients	51,422,688	4,773,822	-	-	56,196,510
Origination and reversal of temporary differences	**113,368,660**	**8,833,685**	**3,319,795**	**-**	**125,522,140**
Minimum alternate tax	29,783,670	22,682,303	-	(994,248)	51,471,725
Carried forward of tax losses and unabsorbed depreciation (Net of addition on account of tax losses)	96,469,173	(31,649,225)	-	-	64,819,948
Total	**239,621,503**	**(133,237)**	**3,319,795**	**(994,248)**	**241,813,813**

(All amounts in Indian rupees unless otherwise stated)

D. Movement in deferred tax on temporary differences - (Continued)

Particulars	Balance as on April 1, 2015	Recognised in profit or loss during 2015-16	Recognised in other comprehensive income	Utilisation	Balance as on March 31, 2016
Employee benefits	28,867,218	6,680,625	(1,335,868)	-	34,211,975
Fair valuation of investment securities	(2,214,922)	836,852	-	-	(1,378,070)
Other items	(3,173,942)	1,334,435	-	-	(1,839,507)
Property plant and equipment and intangible asset	43,900,845	(3,983,713)	-	-	39,917,132
Provision for impairment on loans and advances to customers	1,946,431	(1,818,751)	-	-	127,680
Provision for impairment on receivable from clients	56,196,510	571,773	-	-	56,768,283
Origination and reversal of temporary differences	**125,522,140**	**3,621,221**	**(1,335,868)**	**-**	**127,807,493**
Minimum alternate tax	51,471,725	30,858,107	-	(1,060,682)	81,269,150
Carried forward of tax losses and unabsorbed depreciation (Net of addition on account of tax losses)	64,819,948	(23,133,687)	-	-	41,686,261
Total	**241,813,813**	**11,345,641**	**(1,335,868)**	**(1,060,682)**	**250,762,904**

(All amounts in Indian rupees unless otherwise stated)

E. Recognised and unrecognised deferred tax assets

Recognition of deferred tax assets of INR 250,762,904 (2015: INR 241,813,813) is based on management's profit forecasts (which are based on the available evidence, including historical levels of profitability), which indicates that it is probable that the Group's entities will have future taxable profits against which these assets can be used.

Deferred tax assets have not been recognised in respect of the following items, because it is not probable that future taxable profit will be available against which the Group can use the benefits.

Particulars	**As at March 31,**	
	2015	**2016**
Employee benefits	5,980,911	4,457,940
Tax losses carried forward	434,005,555	424,055,643
Property plant and equipment and intangible asset	9,239,400	10,940,460
Other items	346,893	(243,152)
Total	**449,572,759**	**439,210,891**

The management believes that there exists significant uncertainities regarding the realization of deferred tax assets on business loss and other temporary differences and accordingly , deferred tax assets have not been established in relation to these. The carry forward losses are generally available for 8 years and start expiring from the financial year March 31,2017.

(All amounts in Indian rupees unless otherwise stated)

17. Earnings per share	For the year ended March 31, 2015	2016
Profit attributable to ordinary shareholders	548,540,587	380,429,150
Weighted average number of ordinary shares outstanding used in computing basic earning per share	113,134,450	113,134,450
Weighted average number of ordinary shares outstanding used in computing dilutive earning per share	113,134,450	113,134,450
Earning per share		
Basic	4.85	3.36
Diluted	4.85	3.36

(All amounts in Indian rupees unless otherwise stated)

	As at March 31,	
	2015	2016
18. Cash and cash equivalents		
Cash balances	2,957,693	4,860,843
Balances with banks	244,692,237	233,971,427
Cash and cash equivalents	**247,649,930**	**238,832,270**

	As at March 31,	
19. Term deposit	2015	2016
Bank deposits placed under lien with banks for margin deposited*	2,277,563,299	2,298,025,000
Bank deposits placed for margin deposited with clearing corporations and stock exchanges *	54,752,180	49,499,740
Other term deposits	18,295,127	19,422,185
Deposit placed with insurance regulator*	1,200,000	1,200,000
	2,351,810,606	**2,368,146,925**

* Restricted term deposits

(All amounts in Indian rupees unless otherwise stated)

20. Trading assets & trading liabilities

a. Trading assets

	As at March 31,					
	2015			2016		
	Pledged trading assets	Non-pledged trading assets	Total trading assets	Pledged trading assets	Non-pledged trading assets	Total trading assets
Debt securities / Preference shares	-	46,659,750	46,659,750	249,426,600	986,087,089	1,235,513,689
Equities	1,169,276,243	58,919,505	1,228,195,748	773,079,301	63,573,419	836,652,720
Derivative assets(Equities/Currencies)	-	551,189,183	551,189,183	-	1,589,443,285	1,589,443,285
Trading assets	**1,169,276,243**	**656,768,438**	**1,826,044,681**	**1,022,505,901**	**2,639,103,793**	**3,661,609,694**

Pledged asset bifurcation

The pledged trading assets presented in the table above are those financial assets that may be repledged or resold by counterparties. The fair value of financial assets that have been pledged as collateral, including amounts reflected above, were as follows:

	As at March 31, 2015	As at March 31, 2016
Clearing houses	13,294,543	-
Overdraft	1,155,981,700	1,022,505,901
	1,169,276,243	**1,022,505,901**

b. Trading liabilities

Derivative liabilities (Equities/Currencies)	303,313,553	272,285,111
Total trading liabilities	**303,313,553**	**272,285,111**

(All amounts in Indian rupees unless otherwise stated)

21. Inventories

	As at March 31, 2015	As at March 31, 2016
Commodities	235,175,190	124,962,799
	235,175,190	**124,962,799**

22. Trade and other receivables

	As at March 31, 2015	As at March 31, 2016
Receivable from exchange	295,367,866	17,701,054
Receivable from clients (net of provision for impairment)/ vendor	1,967,650,861	1,894,952,324
Unbilled Revenue	76,847,526	137,887,803
Security deposits	320,848,764	420,449,409
Duties and taxes recoverable	34,891,112	18,987,663
Other receivables	81,151,784	26,555,774
	2,776,757,913	**2,516,534,027**

Collective allowances for impairment (netted of from receivables from clients)

	As at March 31, 2015	As at March 31, 2016
Balance at the beginning	155,160,101	158,646,225
Provision	29,856,742	17,527,734
Write-offs	(26,370,618)	(7,516,905)
Total	**158,646,225**	**168,657,054**

(All amounts in Indian rupees unless otherwise stated)

23. Loans and advances to customers	As at March 31, 2015	As at March 31, 2016
Loans and advances to customers at amortised cost	1,203,804,708	2,809,803,276
Less Provision for impairment	(8,512,393)	(14,425,338)
	1,195,292,315	**2,795,377,938**

A. Loans and advances to customers	2015			2016		
	Gross Amount	Provision for Impairment	Carrying Amount	Gross Amount	Provision for Impairment	Carrying Amount
Secured loan*	814,698,509	(2,782,051)	811,916,458	2,167,899,144	(10,213,004)	2,157,686,140
Unsecured loan	389,106,199	(5,730,342)	383,375,857	641,904,132	(4,212,334)	637,691,798
	1,203,804,708	**(8,512,393)**	**1,195,292,315**	**2,809,803,276**	**(14,425,338)**	**2,795,377,938**

*secured against securities , commodities and property

B. Provision for impairment	As at March 31, 2015	As at March 31, 2016
Individual allowance for impairment		
Balance at the beginning	5,919,214	5,612,998
Provision	3,395,901	2,700,393
Write-offs	(3,702,117)	(2,031,302)
Total	**5,612,998**	**6,282,089**
Collective allowance for impairment		
Balance at the beginning	1,133,309	2,899,395
Provision	1,766,086	5,243,854
Write-offs	-	-
Total	**2,899,395**	**8,143,249**

(All amounts in Indian rupees unless otherwise stated)

24. Investment securities	As at March 31, 2015	As at March 31, 2016
Available-for-sale (net of provision for impairment)	2,554,000	1,154,000
At fair value through profit or loss	339,877,489	361,680,452
	342,431,489	**362,834,452**

A. Available-for-sale investment securities	As at March 31, 2015	As at March 31, 2016
Unquoted equity securities	2,554,000	1,154,000
	2,554,000	**1,154,000**

Provision for Impairment on available for sale investment securities	As at March 31, 2015	As at March 31, 2016
Opening balance	61,777,913	49,700,000
Charge for the year	-	-
Write off	(12,077,913)	-
Closing balance	**49,700,000**	**49,700,000**

B. At fair value through profit or loss	As at March 31, 2015	As at March 31, 2016
Equity securities	281,317,468	232,150,854
Debt Securities	1,140,450	124,807,352
Mutual Funds	57,419,571	4,722,246
	339,877,489	**361,680,452**

(All amounts in Indian rupees unless otherwise stated)

25. Property and equipment	Office Building	Office Equipment	Furniture & Fixtures	Computer Hardware	Lease Hold Improvements	Vehicle	Communication Devices	Total
Cost								
Balance at April 1, 2014	58,466,186	124,303,703	172,848,679	265,996,041	4,969,699	40,178,361	36,822,236	703,584,905
Additions	5,671,145	4,764,938	34,750,953	18,721,944	896,449	14,983,948	-	79,789,377
Disposals	(2,295,000)	(4,503,552)	(10,425,750)	(13,228,707)	-	(7,482,237)	-	(37,935,246)
Effect of movements in foreign exchange rate	-	20,858	24,921	308,947	-	-	-	354,726
Balance at March 31, 2015	**61,842,331**	**124,585,947**	**197,198,803**	**271,798,225**	**5,866,148**	**47,680,072**	**36,822,236**	**745,793,762**
Balance at April 1, 2015	61,842,331	124,585,947	197,198,803	271,798,225	5,866,148	47,680,072	36,822,236	745,793,762
Additions	-	5,423,406	5,187,146	30,328,786	1,459,321	10,197,110	-	52,595,769
Disposals	-	(7,160,526)	(2,748,830)	(35,387,909)	-	(2,708,251)	-	(48,005,516)
Effect of movements in foreign exchange rate	-	50,612	38,617	518,871	-	-	-	608,100
Balance at March 31, 2016	**61,842,331**	**122,899,439**	**199,675,736**	**267,257,973**	**7,325,469**	**55,168,931**	**36,822,236**	**750,992,115**
Depreciation and impairment losses								
Balance at April 1, 2014	7,320,645	101,441,839	132,791,534	227,113,527	3,827,005	24,680,926	27,431,156	524,606,632
Depreciation for the year	1,218,016	8,879,748	16,271,346	20,161,720	471,345	6,452,983	2,863,543	56,318,701
Disposals	(374,167)	(3,823,765)	(9,707,515)	(12,352,205)	-	(7,216,673)	-	(33,474,325)
Effect of movements in foreign exchange rate	-	14,507	21,388	230,284	-	-	-	266,179
Balance at March 31, 2015	**8,164,494**	**106,512,329**	**139,376,753**	**235,153,326**	**4,298,350**	**23,917,236**	**30,294,699**	**547,717,187**
Balance at April 1, 2015	8,164,494	106,512,329	139,376,753	235,153,326	4,298,350	23,917,236	30,294,699	547,717,187
Depreciation for the year	1,175,002	5,212,716	15,550,117	18,002,083	507,480	8,230,186	2,142,038	50,819,622
Disposals	-	(6,586,204)	(2,345,533)	(33,657,755)	-	(2,201,269)	-	(44,790,761)
Effect of movements in foreign exchange rate	-	27,831	34,188	435,996	-	-	-	498,015
Balance at March 31, 2016	**9,339,496**	**105,166,672**	**152,615,525**	**219,933,650**	**4,805,830**	**29,946,153**	**32,436,737**	**554,244,063**
Carrying amounts								
Balance at April 1, 2014	51,145,541	22,861,864	40,057,145	38,882,514	1,142,694	15,497,435	9,391,080	178,978,273
Balance at March 31, 2015	53,677,837	18,073,618	57,822,050	36,644,899	1,567,798	23,762,836	6,527,537	198,076,575
Balance at March 31, 2016	52,502,835	17,732,767	47,060,211	47,324,323	2,519,639	25,222,778	4,385,499	196,748,052

There were no capitalized borrowing costs related to the acquisition of property and equipment during the year (2015 : Nil)

(All amounts in Indian rupees unless otherwise stated)

26. Intangible assets	Computer Software	Software in development	Total
Cost			
Balance at April 1, 2014	90,367,148	-	90,367,148
Additions	804,595	-	804,595
Disposals	-	-	-
Effect of movements in foreign exchange rate	6,499	-	6,499
Balance at March 31, 2015	**91,178,242**	**-**	**91,178,242**
Balance at April 1, 2015	91,178,242	-	91,178,242
Additions	5,265,064	560,000	5,825,064
Disposals	(9,898,781)	-	(9,898,781)
Effect of movements in foreign exchange rate	45,910	-	45,910
Balance at March 31, 2016	**86,590,435**	**560,000**	**87,150,435**
Depreciation and impairment losses			
Balance at April 1, 2014	85,456,081	-	85,456,081
Depreciation for the year	739,039	-	739,039
Disposals	-	-	-
Effect of movements in foreign exchange rate	8,136	-	8,136
Balance at March 31, 2015	**86,203,256**	**-**	**86,203,256**
Balance at April 1, 2015	86,203,256	-	86,203,256
Depreciation for the year	707,760	-	707,760
Disposals	(9,403,626)	-	(9,403,626)
Effect of movements in foreign exchange rate	20,954	-	20,954
Balance at March 31, 2016	**77,528,344**	**-**	**77,528,344**
Carrying amounts			
Balance at April 1, 2014	4,911,067	-	4,911,067
Balance at March 31, 2015	4,974,986	-	4,974,986
Balance at March 31, 2016	9,062,091	560,000	9,622,091

(All amounts in Indian rupees unless otherwise stated)

27. Other assets	As at March 31, 2015	As at March 31, 2016
A. Summary		
Advance to vendor (net of provision for impairment)	529,849,471	370,363,725
Prepaid expenses	124,581,376	143,450,829
Accrued interest	27,453,045	54,566,329
Investment property*	10,686,191	10,686,191
Others	23,855	6,284,340
	692,593,938	**585,351,414**

* Investment property is measured using cost model. Fair value of the investment property approximates its book value based on quotes obtained by the management for similar recent transaction.

B. Provision for impairment on advance to vendor	As at March 31, 2015	As at March 31, 2016
Individual allowance for impairment		
Balance at the beginning	-	2,997,321
Provision	2,997,321	-
Write-offs	-	(2,421,266)
Closing balance	**2,997,321**	**576,055**

(All amounts in Indian rupees unless otherwise stated)

28. Loans and borrowings	**As at March 31, 2015**	**As at March 31, 2016**
Secured overdraft		
- Bank	297,633,435	725,094,170
- Financial Institution	402,914,955	715,070,078
Secured vehicle loan		
- Bank	10,038,108	14,520,582
- Financial Institution	1,692,381	612,434
Unsecured loan	87,343,020	364,426,032
	799,621,899	**1,819,723,296**

(a) The bank overdrafts are secured by a portion of Group's term deposit , trading assets and inventories. The same is repayable on demand.

(b) Terms and conditions of outstanding secured vehicle loans were as follows:

		2015		2016	
Particulars	**Interest rate**	**Original amount**	**Carrying value**	**Original amount**	**Carrying value**
Secured	9% - 11%	14,271,000	11,730,489	22,670,900	15,133,016

(c) Unsecured loan is taken from parties other than related parties and are repayable on demand.

(All amounts in Indian rupees unless otherwise stated)

29. Trade and other payable	As at March 31, 2015	As at March 31, 2016
Payable to exchange	18,007,524	12,841,162
Payable to clients/vendor	1,333,741,537	3,221,091,468
Advances /margin received from clients	2,142,524,129	1,930,032,399
Accrued expenses	117,721,205	168,314,536
Other Payables	14,349,332	18,868,543
	3,626,343,727	**5,351,148,108**

30. Employee benefits	As at March 31, 2015	As at March 31, 2016
Recognized liability for defined benefit obligations	74,456,918	87,315,878
Liability for long-service leave	25,084,206	31,355,998
	99,541,124	**118,671,876**

(All amounts in Indian rupees unless otherwise stated)

Defined contribution plan

The Group's provident fund scheme is a defined contribution plan.

Under Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a pre-determined rate (currently 12%) of the employee's basic salary to a government recognised provident fund. The Company has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they accrue, i.e. when the services are rendered by the employees. Upon retirement or separation, an employee becomes entitled for this lump sum benefit, which is paid directly to the concerned employee by the fund.

Defined benefit plan

The Group's gratuity scheme is a defined benefit plan. Gratuity is paid as a lump sum amount to employees at retirement or death or termination of employment at an amount based on the respective employee's eligible salary and the years of employment with the Group.

(i) Movement in the present value of the Defined Benefit Obligation

The following table shows a reconciliation from the opening balances to the closing balances for the net defined benefit liability (asset) and its components.

	2015			2016		
Particulars	**Defined benefit obligations**	**Fair Value of plan assets**	**Net Defined benefit obligations**	**Defined benefit obligations**	**Fair Value of plan assets**	**Net Defined benefit obligations**
At the beginning of the year	**60,991,597**	**(767,965)**	**60,223,632**	**85,377,243**	**(10,920,325)**	**74,456,918**
Included in profit or loss						
Current service cost	15,453,987	-	15,453,987	19,042,917	-	19,042,917
Interest cost (Income)	4,900,883	(389,265)	4,511,618	6,036,700	(1,895,542)	4,141,158
	20,354,870	**(389,265)**	**19,965,605**	**25,079,617**	**(1,895,542)**	**23,184,075**
Included in Other comprehensive income						
Actuarial (gains) losses arising from:						
—financial assumptions	11,250,610	-	11,250,610	(1,230,388)	-	(1,230,388)
—experience adjustment	(1,359,331)	-	(1,359,331)	(6,236,454)	-	(6,236,454)
Effects of movement in exchange rate	251,975	-	251,975	854,205	-	854,205
Return on plan assets excluding interest income	-	236,905	236,905	-	2,084,942	2,084,942
	10,143,254	**236,905**	**10,380,159**	**(6,612,637)**	**2,084,942**	**(4,527,695)**
Other						
Benefits paid	(6,112,478)	3,610,230	(2,502,248)	(7,357,706)	4,256,615	(3,101,091)
Contributions paid by the group	-	(13,610,230)	(13,610,230)		(2,696,329)	(2,696,329)
	(6,112,478)	**(10,000,000)**	**(16,112,478)**	**(7,357,706)**	**1,560,286**	**(5,797,420)**
Balance at the end of the year	**85,377,243**	**(10,920,325)**	**74,456,918**	**96,486,517**	**(9,170,639)**	**87,315,878**

(All amounts in Indian rupees unless otherwise stated)

(ii) Plan Assets	**As at March 31, 2015**	**As at March 31, 2016**
Plan assets comprise of Insurer managed funds	10,920,325	9,170,639

(iii) Defined Benefit Obligation
Acturial Assumptions

The following are the principal actuarial assumptions at the reporting date (expressed as weighted averages).

	As at March 31, 2015	**As at March 31, 2016**
Discount Rate (per annum)	7.95%	8.05%
Future Salary growth (per annum)	7.00%	7.00%
Retirement age	60 years	60 years

Assumptions regarding future mortality rates are based on Indian Assured Lives Mortality (2006-08) (modified) Ultimate as published by Insurance Regulatory and Development Authority (IRDA).

The actuarial valuation is carried out yearly by an independent actuary. The discount rate used for determining the present value of obligation under the defined benefit plan is determined by reference to market yields at the end of the reporting period on Indian Government Bonds. The currency and the term of the government bonds is consistent with the currency and term of the defined benefit obligation.

The salary growth rate takes into account inflation, seniority, promotion and other relevant factors on long-term basis.

(iv) Senstivity Analysis
Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation by the amounts shown below.

	As at March 31,			
	2015		**2016**	
	Increase	**Decrease**	**Increase**	**Decrease**
Discount rate (0.5% movement)	(5,435,396)	6,046,474	(5,787,287)	6,419,584
Future salary growth (0.5% movement)	5,236,651	(4,869,514)	5,392,680	(5,038,778)

(All amounts in Indian rupees unless otherwise stated)

31. Other liabilities	**As at March 31, 2015**	**2016**
Statutory dues	53,733,726	53,664,955
Deferred income	12,677,955	10,682,489
Deferred rent liabilites	15,473,281	17,828,395
Provision for expected policies	12,246,513	11,882,121
Others liabilities	8,283,817	9,241,231
	102,415,292	**103,299,191**

(All amounts in Indian rupees unless otherwise stated)

32. Share Capital

	Common shares		
	Number	Share capital	Share premium
Balance as at April 1, 2014	113,134,450	226,268,900	3,548,993,510
Issued for cash	-	-	-
Balance as at March 31, 2015	**113,134,450**	**226,268,900**	**3,548,993,510**
Balance as at April 1, 2015	113,134,450	226,268,900	3,548,993,510
Issued for cash	-	-	-
Balance as at March 31, 2016	**113,134,450**	**226,268,900**	**3,548,993,510**

The Company is authorized to issue 165,050,000 number of common shares at par value of ` 2. Each holder of equity shares is entitled to one vote per share. All issued shares are fully paid up.

The dividend proposed by the Board of Directors is subject to the approval of the shareholders in the ensuing Annual General Meeting.

Dividends

The following dividends were paid by the Company during the year :

	2015	2016
Interim dividend at ` 0.24 (previous year- ` 0.24) per common share	32,711,606	32,677,721
Final dividend at ` 0.36 (previous year- ` 0.24) per common share	31,766,796	48,871,686
	64,478,402	**81,549,407**

After the reporting date, the following dividends were proposed by the board of directors. The dividends have not been recognised as liabilites and it is inclusive of dividend tax:

Final dividend at ` 0.36 per common share	48,871,686	49,019,764

Absolute amounts are inclusive of dividend distribution tax and rate is exclusive of dividend distribution tax.

The company's ability to pay a dividend out of the cash flows or profits as received from its subsidiaries is subject to a number of limitations under Indian law and certain financing agreements that they have entered. Certain subsidiaries, including the Company's subsidiaries, Moneywise Financial Services Private Limited, SMC Comtrade Limited, SMC Comex International DMCC, SMC Capitals Limited, SMC Insurance Brokers Private Limited and SMC Investments and Advisors Limited are also subject to regulations that require that they hold a certain amount of capital, which amounts are not available for distributions. Detailed information concerning these restrictions is given under Capital Management Section under Financial risk management disclosure. In addition, if a subsidiary pays a dividend to its parent company, Indian law provides that the company paying such dividend must pay a tax on the dividend paid at specified rates. Furthermore, SMC Comtrade is restricted by certain of its financing agreements from paying a dividend if it has failed to pay any principal or interest when due, or if an event of default has otherwise occurred, there under.

(All amounts in Indian rupees unless otherwise stated)

33. Commitments and contingencies

Operating Lease

The Group leases a number of branch and office premises under cancellable and non-cancellable operating leases agreements. Lease payments are increased every three to five years to reflect market rentals. The Company recognizes rent expenses on a straight line basis over the lease term. Lease terms are determined at the inception of the lease and include cancellable periods at the option of the Company if it assesses economic disincentive to cancel the lease.

Non-cancellable operating lease rentals are payable as follows:

	2015	2016
Less than 1 year	1,592,280	1,821,176
Between 1 and 5 years	7,577,786	7,862,407
More than 5 years	44,517,590	42,411,793
	53,687,656	**52,095,376**

During the year ended March 31, 2015 and March 31, 2016, an amount of INR 121,827,953 and INR 133,292,571 respectively was recognized as an expense in profit or loss in respect of operating leases.

Contingencies and lawsuits

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. The resolution of these legal proceedings is not likely to have a material and adverse effect on the results of operations or the financial position of the Company. The Contingent liability in respect of disputed demands for service tax matters amounts to INR 67,473,978.

The Company and one of its subsidiary have received a notice during the financial year 2014-15 from the Collector of Stamp (HQ) Delhi on account of verification of records pertaining to stamp duty on security transactions and on account of levy of stamp duty on commodity transactions. Matter is sub-judice and has been stayed by jurisdictional High Court at Delhi.

Pending completion of the legal process the impact of liability, if any, cannot be ascertained at this stage, however, management believes that, based on legal advice, the outcome of these contingencies will be favourable and that outflow of economic resources is not probable.

34. Operating Segment

The Group has three reportable segments, as described below, which are the Group's Lines of Business (LoBs). The LoBs offer different products and services, and are managed separately because the nature of products and method used to distribute the services are different.

The following summary describes the operations in each of the Group's reportable segments:

1. Trading and Distribution- primarily comprises of

a. Brokerage on dealing in shares, commodities, currency derivatives and other securities on behalf of customers;
b. Proprietary trading in shares, commodities, currency derivatives and other securities;
c. Clearing services
d. Depositary services rendered as depository participant;
e. Distribution of third party financial product; and
f. Insurance broking services

2. Advisory Services- primarily comprises of portfolio and wealth management, mortgage and loan advisory, real estate broking and investment banking services.

3. Financing Services- primarily comprises of business of providing loans.

For these LoBs, the Group's Leadership team comprising of Chairman, Vice-Chairman, one Director of the Group and Group Chief Financial Officer, reviews internal management reports. Accordingly, the Leadership team is construed to be the Chief Operating Decision Maker (CODM).

Segment profit before tax based on Indian GAAP is used to measure performance by the CODM. Inter-segment pricing is determined on an arm length basis. Information related to each reportable segment is as follows:

(All amounts in Indian rupees unless otherwise stated)

	2015			
	Trading and distribution	**Advisory**	**Financing**	**Total**
Indian GAAP				
Segment Revenue*	3,161,623,163	295,819,202	7,830,011	3,465,272,376
Inter Segment Revenue	(55,067,832)	30,851,504	-	(24,216,328)
External Revenue *	3,106,555,331	326,670,706	7,830,011	3,441,056,048
Interest income	243,968,638	6,451,936	141,205,196	391,625,770
Interest expense	147,232,669	1,092,482	30,625,404	178,950,555
Reportable segment profit before tax	504,304,227	40,020,267	81,883,022	626,207,516
Other material and non cash items:				
Depreciation and amortization	98,501,078	7,725,942	2,983,451	109,210,471
Impairment loss on receivables from client	61,698,583	2,535,121	-	64,233,704
Impairment loss on loans and advances to customers	-	-	2,133,780	2,133,780
Impairment loss on doubtfull advance to vendor	-	-	7,629,627	7,629,627

	2016			
	Trading and distribution	**Advisory**	**Financing**	**Total**
Indian GAAP				
Segment Revenue *	3,039,439,285	509,030,501	15,762,171	3,564,231,957
Inter Segment Revenue	(43,834,349)	16,819,394	(15,000,000)	(42,014,955)
External Revenue *	2,995,604,936	525,849,895	762,171	3,522,217,002
Interest income	254,837,004	17,799,191	266,881,654	539,517,849
Interest expense	186,579,030	12,649,952	63,037,322	262,266,304
Reportable segment profit before tax	246,931,707	64,519,063	182,699,778	494,150,548
Other material and non cash items:				
Depreciation and amortization	61,203,681	5,419,387	1,567,151	68,190,219
Impairment loss on receivables from client	83,340,794	276,115	-	83,616,909
Impairment loss on loans and advances to customers	-	-	8,689,551	8,689,551

(All amounts in Indian rupees unless otherwise stated)

Reconciliation of reportable segments revenues , profit or loss, interest revenue and interest expense

	2015			
	Trading and distribution	Advisory	Financing	Total
Revenues				
External Revenue	3,106,555,331	326,670,706	7,830,011	3,441,056,048
Adjustments(1)	333,707,171	(37,999,982)	(8,281,755)	287,425,434
Consolidated Revenue	**3,440,262,502**	**288,670,724**	**(451,744)**	**3,728,481,482**
Profit & Loss				
Total profit & loss for reportable segments	504,304,227	40,020,267	81,883,022	626,207,516
Adjustments(2)	137,755,570	8,033,709	10,133,304	155,922,583
Consolidated profit before tax	**642,059,797**	**48,053,976**	**92,016,326**	**782,130,099**
Interest revenue				
Total interest revenue	243,968,638	6,451,936	141,205,196	391,625,770
Adjustments(3)	(29,999,105)	(5,887,202)	(14,688,018)	(50,574,325)
Consolidated interest revenue	**213,969,533**	**564,734**	**126,517,178**	**341,051,445**
Interest expense				
Total interest expense	147,232,669	1,092,482	30,625,404	178,950,555
Adjustments(3)	(28,227,353)	(1,085,339)	(21,084,328)	(50,397,020)
Consolidated interest expense	**119,005,316**	**7,143**	**9,541,076**	**128,553,535**
Depreciation and amortization				
Reportable Segment	98,501,078	7,725,942	2,983,451	109,210,471
Adjustment(4)	(47,181,545)	(4,779,359)	(191,828)	(52,152,731)
Total	**51,319,533**	**2,946,583**	**2,791,623**	**57,057,740**
Impairment loss on receivables from client				
Reportable Segment	61,698,583	2,535,121	-	64,233,704
Adjustment(5)	(34,376,962)	-	-	(34,376,962)
Total	**27,321,621**	**2,535,121**	**-**	**29,856,742**
Impairment loss on loans and advances to customers				
Reportable Segment	-	-	2,133,780	2,133,780
Adjustment(5)	-	-	3,028,207	3,028,207
Total	**-**	**-**	**5,161,987**	**5,161,987**
Impairment loss on doubtfull advance to vendor				
Reportable Segment	-	-	7,629,627	7,629,627
Adjustment(5)	-	-	(4,632,306)	(4,632,306)
Total	**-**	**-**	**2,997,321**	**2,997,321**

* excludes interest income

(All amounts in Indian rupees unless otherwise stated)

	2016			
	Trading and distribution	**Advisory**	**Financing**	**Total**
Revenues				
External Revenue	2,995,604,936	525,849,895	762,171	3,522,217,002
Adjustments(1)	284,162,396	(64,419,084)	(18,624,751)	201,118,561
Consolidated Revenue	**3,279,767,332**	**461,430,811**	**(17,862,580)**	**3,723,335,563**
Profit & Loss				
Total profit & loss for reportable segments	246,931,707	64,519,063	182,699,778	494,150,548
Adjustments(2)	57,485,811	(1,891,322)	1,396,055	56,990,544
Consolidated profit before tax	**304,417,518**	**62,627,741**	**184,095,833**	**551,141,092**
Interest revenue				
Total interest revenue	254,837,004	17,799,191	266,881,654	539,517,849
Adjustments(3)	(48,462,753)	(17,100,678)	(19,695,922)	(85,259,353)
Consolidated interest revenue	**206,374,251**	**698,513**	**247,185,732**	**454,258,496**
Interest expense				
Total interest expense	186,579,030	12,649,952	63,037,322	262,266,304
Adjustments(3)	(21,239,982)	(12,626,907)	(52,837,336)	(86,704,225)
Consolidated interest expense	**165,339,048**	**23,045**	**10,199,986**	**175,562,079**
Depreciation and amortization				
Reportable Segment	61,203,681	5,419,387	1,567,151	68,190,219
Adjustment(4)	(14,903,913)	(2,308,513)	549,589	(16,662,837)
Total	**46,299,768**	**3,110,874**	**2,116,740**	**51,527,382**
Impairment loss on receivables from client				
Reportable Segment	83,340,794	276,115	-	83,616,909
Adjustment(5)	(66,089,175)	-	-	(66,089,175)
Total	**17,251,619**	**276,115**	-	**17,527,734**
Impairment loss on loans and advances to customers				
Reportable Segment	-	-	8,689,551	8,689,551
Adjustment(5)	-	-	(745,304)	(745,304)
Total	-	-	**7,944,247**	**7,944,247**

Notes:

1. Adjustment comprises of differences between Indian GAAP and IFRS primarily on account of gross presentation of income from distribution of financial products in IFRS, netting of interest expense from interest income in IFRS, inclusion of other income in IGAAP segment revenue, fair value accounting of financial instruments designated as fair value through profit and loss, timing difference of recognition of certain advisory revenue etc.

2. Adjustment comprises of inter group eliminations and difference between Indian GAAP and IFRS primarily on account of difference in impairment policy of trade and other receivables, fair value accounting of financial instruments designated as

fair value through profit and loss, differences in deprecation charge, actuarial charge, timing difference of recognition of certain advisory revenue etc.

3. Adjustment primarily comprises of inter group eliminations.

4. Adjustment comprises of difference in method of depreciation used and life of assets estimated in Indian GAAP and IFRS.

5. Adjustment comprises of timing difference in impairment charge created in Indian GAAP and IFRS.

Geographical Information:

In presenting information on the basis of geographical segments, segment revenue is based on the geographical location of customers. Segment assets are based on the geographical location of the assets.

Geographic Information

	2015			
	Dubai	**USA**	**India**	**Total**
External Revenue*	75,825,189	-	3,365,230,859	**3,441,056,048**

	2016			
	Dubai	**USA**	**India**	**Total**
External Revenue*	157,786,858	-	3,364,430,144	**3,522,217,002**

* excludes interest income

Major Customers:

Considering the nature of business, customers normally include individuals. Further, none of the corporate and other customers account for more than 10% or more of the Group's revenues.

(All amounts in Indian rupees unless otherwise stated)

35. Group entities

		Percentage Shareholding	
Name of Subsidiary	**Country of Incorporation**	**As at March 31, 2015**	**As at March 31, 2016**
Subsidiary of SMC Global Securities Limited			
a) SMC Comtrade Limited	India	100%	100%
b) SMC Investments and Advisors Limited	India	100%	100%
c) Moneywise Financial Services Private Limited	India	100%	100%
d) SMC Capitals Limited	India	100%	100%
e) Indunia Realtech Limited	India	100%	100%
f) SMC Finvest Limited	India	100%	100%
g) Moneywise Finvest Limited	India	100%	100%
h) SMC Global USA Inc	USA	-	100%
Subsidiaries of SMC Comtrade Limited			
i) SMC Insurance Brokers Private Limited	India	97.58%	97.58%
i) SMC Comex International DMCC, UAE	UAE	100%	100%
Subsidiary of SMC Finvest Limited			
j) SMC Real Estate Advisors Private Limited	India	100%	100%

36. Related parties

For the purpose of the consolidated financial statements, parties are considered to be related to the Group, if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Related parties and nature of related party relationships with whom transactions have taken place during the year:

Nature of Relationship	Name of Related Parties
Key managerial personnel	Mr. Subhash Chand Aggarwal
	Mr. Mahesh Chand Gupta
	Mr. Ajay Garg
	Mr. Anurag Bansal
	Mr. Pradeep Aggarwal
	Mr. D.K Aggarwal
	Mr. Pravin Kumar Aggarwal
	Mr. Himanshu Gupta
	Mr. Vinod Kumar Jamar
	Mr. Suman Kumar
	Mr. Kundan Mal Aggarwal
	Mr. Pawan Kumar Bansal
	Mr. F. Jacob Cherian
	Mr. Narain Das Gupta
	Mr. Satish Chandra Gupta
	Mr. Roop Chandra Jindal
	Mr. Hari Das Khunteta
	Ms. Madhu Vij
	Mr. Chandra Wadhwa
Close member of family of key managerial personnel	Mr. Ravi Aggarwal
	Ms. Hemlata Aggarwal
	Mr. Devender Aggarwal
	Mr. Ayush Aggarwal
	Ms. Meetu Goel
	Ms. Nidhi Bansal
	Ms. Sushma Gupta
	Ms. Reema Garg
	Mr. Lalit Kumar Aggarwal
	Ms. Shruti Aggarwal
	Ms. Shweta Aggarwal
	Ms. Akanksha Gupta
	Ms. Meena Jamar
	Mr. Shreyank Jamar
	M/s Vinod Kumar Jamar (HUF)

(All amounts in Indian rupees unless otherwise stated)

Entities controlled by key management personnel and their close family members	Jai Ambey Share Broking Limited

Particulars	For the year ended March 31, 2015	For the year ended March 31, 2016
Transactions with Key Management Personnel:		
Compensation		
Short-term employee benefits	37,891,810	43,783,427
Director sitting fees	1,665,000	2,605,000
Contribution to defined contribution plans	2,881,809	3,155,931
Total	**42,438,619**	**49,544,358**
Management and advisory services	58,689	12,504
Revenue reversed related to management and advisory services given	-	47,001
Loans and advances given (refer note 1)	1,649,008	2,629,008
Brokerage earned	2,176	2,257
Interest income on loan and advances given	28,655	102,184
Consultancy services paid	-	8,122,096
Transactions with Close member of family of Key Management Personnel:		
Compensation		
Short-term employee benefits	15,206,449	16,804,290
Director sitting fees	-	-
Contribution to defined contribution plans	875,238	927,583
Total	**16,081,687**	**17,731,873**

(All amounts in Indian rupees unless otherwise stated)

Particulars	For the year ended March 31, 2015	For the year ended March 31, 2016
Loans and advances given (refer note 1)	1,503,500	2,958,847
Brokerage earned	64,638	5,559
Delay payment charges	29,872	-
Interest income on loan and advances given	20,500	22,300
Transactions with entities controlled by key management personnel		
Commission paid as sub broker	2,341,682	1,880,534
	As at March 31,	
	2015	**2016**
Loans and advances to key management personnel	1,149,098	5,974,063
Loans and advances to close family members of key management personnel	977,549	1,953,945
Trade payable to key management personnel (refer note 2)	-	1,033,249
Trade payable to close family member of key management personnel (refer note 2)	910	2,064,910

Notes

1. Represents maximum outstanding balance during the year.
2. On account of voluminous transactions during the year, only outstanding balance as at year end is disclosed.

37. Subsequent events

There were no material post subsequent events which have a bearing on the understanding of the financial statements except the following:

During July 2016, the Company's subsidiary, SMC Global USA Inc., acquired the assets of Franklin Financial Planning Inc., an investment advisor and financial planning firm for cash consideration of approximately $447,000, and shares of SMC USA.

For and on behalf of the Board

S.C. Aggarwal
Chairman & Managing Director

Mahesh C. Gupta
Vice-Chairman & Managing Director

Place: New Delhi
Date: 10th August, 2016

Vinod Kumar Jamar
Chief Financial Officer

Suman Kumar
Company Secretary